                                                                   EXHIBIT 10.17

--------------------------------------------------------------------------------



                       RESIDENCE INN MANAGEMENT AGREEMENT


                                    between


                              HMH PROPERTIES, INC.
                                   ("Owner")


                                      and



                        RESIDENCE INN BY MARRIOTT, INC.
                             ("Management Company")



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I    DEFINITION OF TERMS ...................................................  1
             1.1  Definition of Terms ..............................................  1

ARTICLE II   APPOINTMENT OF MANAGEMENT COMPANY ..................................... 27
             2.1  Appointment ...................................................... 27
             2.2  Delegation of Authority .......................................... 27
             2.3  Operational Standards ............................................ 28
             2.4  Limitations on Authority ......................................... 31
             2.5  Covenants, Conditions or Restrictions ............................ 32
             2.6  Licenses and Permits ............................................. 34

ARTICLE III  OWNERSHIP OF THE INN .................................................. 34
             3.1  Ownership of the Inn ............................................. 34

ARTICLE IV   TERM .................................................................. 35
             4.1  Term ............................................................. 35
             4.2  Actions to be Taken Upon Termination ............................. 38
             4.3  Performance Termination .......................................... 39

ARTICLE V    COMPENSATION OF MANAGEMENT COMPANY:
              DISTRIBUTIONS ........................................................ 41
             5.1  Management Fees .................................................. 41
             5.2  Distribution of Operating Profit ................................. 42
             5.3  Accounting and Interim Payments .................................. 42
             5.4  Accounting for Period Prior to Effective Date .................... 44

ARTICLE VI   FINANCING OF THE INN .................................................. 44
             6.1  Amendments of Management Agreement ............................... 44
             6.2  Notice and Opportunity to Cure ................................... 46
             6.3  Collateral Assignment of Management Agreement .................... 47
             6.4  Subordination of Management Agreement ............................ 48
             6.5  Non-Disturbance Agreement ........................................ 49
             6.6  Attornment ....................................................... 50
             6.7  No Modification or Termination of Agreement ...................... 51
             6.8  Owner's Right to Finance the Inn ................................. 52
             6.9  Cross Collateralization .......................................... 52
             6.10 Sale/Leaseback Transactions ...................................... 53

ARTICLE VII  WORKING CAPITAL AND FIXED ASSET SUPPLIES .............................. 54
             7.1  Working Capital .................................................. 54
             7.2  Fixed Asset Supplies ............................................. 55

ARTICLE VIII REPAIRS, MAINTENANCE AND REPLACEMENTS ................................. 56
             8.1  Routine Repairs and Maintenance .................................. 56
             8.2  FF&E Reserve ..................................................... 56
             8.3  Building Alterations, Improvements, Renewals, and Replacements ... 60

             8.4   Liens ........................................................... 65
             8.5   Ownership of Replacements, Etc .................................. 65

ARTICLE IX   BOOKKEEPING AND BANK  ACCOUNTS ........................................ 65
             9.1   Books and Records ............................................... 65
             9.2   Inn Accounts. Expenditures ...................................... 67
             9.3   Annual Operating Budget ......................................... 67
             9.4   Operating Losses: Credit ........................................ 69
             9.5   Consolidated Reports ............................................ 69

ARTICLE X    PROPRIETARY MARKS; INTELLECTUAL PROPERTY .............................. 70
             10.1  Proprietary Marks ............................................... 70
             10.2  Purchase of Inventories and Fixed Asset Supplies ................ 71
             10.3  Computer Software and Equipment ................................. 71
             10.4  Intellectual Property ........................................... 72
             10.5  Breach of Covenant .............................................. 72

ARTICLE XI   POSSESSION AND USE OF INN ............................................. 72
             11.1  Quiet Enjoyment ................................................. 72
             11.2  Use ............................................................. 73
             11.3  Chain Services .................................................. 73
             11.4  Owner's Right to Inspect ........................................ 74
             11.5  Indemnity ....................................................... 75

ARTICLE XII  INSURANCE ............................................................. 76
             12.1  Interim Insurance ............................................... 76
             12.2  Property and Operational Insurance .............................. 76
             12.3  General Insurance Provisions .................................... 78
             12.4  Cost and Expense ................................................ 79
             12.5  Owner's Option to Obtain Certain Insurance ...................... 80

ARTICLE XIII TAXES ................................................................. 82
             13.1  Real Estate and Personal Property Taxes ......................... 82

ARTICLE XIV  INN EMPLOYEES ......................................................... 85
             14.1  Employees ....................................................... 85

ARTICLE XV   DAMAGE  CONDEMNATION  AND FORCE MAJEURE ............................... 88
             15.1  Damage and Repair ............................................... 88
             15.2  Condemnation .................................................... 88
             15.3  Force Majeure ................................................... 90

ARTICLE XVI  DEFAULTS .............................................................. 91
             16.1  Definition of "Default" ......................................... 91
             16.2  Definition of "Event of Default" ................................ 92
             16.3  Remedies Upon an Event of Default ............................... 92
             16.4  Owner's Estate .................................................. 93

ARTICLE XVII WAIVER AND PARTIAL INVALIDITY .......................................... 94
             17.1   Waiver .......................................................... 94
             17.2   Partial Invalidity .............................................. 94

ARTICLE XVIII ASSIGNMENT ............................................................ 95
             18.1   Assignment ...................................................... 95

ARTICLE XIX  SALE OF THE INN ........................................................ 97
             19.1   Sale of the Inn ................................................. 97

ARTICLE XX   MISCELLANEOUS .......................................................... 100
             20.1   Right to Make Agreement ......................................... 101
             20.2   Consents ........................................................ 101
             20.3   Agency .......................................................... 102
             20.4   Confidentiality ................................................. 103
             20.5   Equity Offerings ................................................ 103
             20.6   Applicable Law .................................................. 104
             20.7   Recordation ..................................................... 104
             20.8   Headings ........................................................ 104
             20.9   Notices ......................................................... 104
             20.10  Environmental Matters ........................................... 105
             20.11  Estoppel Certificates ........................................... 106
             20.12  Trade Area Restriction .......................................... 107
             20.13  Arbitration ..................................................... 107
             20.14  Entire Agreement ................................................ 109

Exhibit "A"         Location of Inn and Legal Description

Exhibit "A-1"       Number of Suites and Brief Description of Facilities;
                    Priority Basis, Performance Termination Threshold; Loan
                    Priority Basis (Number set forth in (i) of Definition);
                    Revenue Index Threshold
Exhibit "B"         Form of Accounting Period
Exhibit "C"         [Intentionally Deleted]
Exhibit "D"         Map of Restricted Area
Exhibit "D-1"       Narrative Description of Restricted Area
Exhibit "E"         Proprietary Marks which will remain the property of Owner
                    after Termination
Exhibit "F"         Title Encumbrances; Existing CC&R's (separately describing those charges thereunder which will be treated as capital expenditures under Section 8.3); Existing Ground Lease (if applicable); Existing Mortgages (if any)

                                 RESIDENCE INN


                              MANAGEMENT AGREEMENT
                              --------------------


     This Management Agreement ("Agreement") is executed as of the ____ day of _________________, 1993 ("Effective Date"), by HMH PROPERTIES, INC., ("Owner"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817 and RESIDENCE INN BY MARRIOTT, INC. (Management Company"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.


                               R E C I T A L S :


     A. Owner is the owner of the Inn (as defined and more fully described in Section 1.1 which is located as set forth on Exhibit "A" hereto; and

     B. Owner desires to have Management Company manage and operate the Inn, and Management Company is willing to perform such services for the account of Owner on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                              DEFINITION OF TERMS
                              -------------------
     1.1  Definition of Terms
          -------------------
     The following terms when used in this Agreement shall have the meanings indicated:

     "Accounting Period" shall mean each of the four (4) week accounting periods
      -----------------
which are used in Management Company's accounting system, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Management Company's accounting system to the calendar.

     "Accounting Period Statement" shall have the meaning set forth in Section
      ---------------------------
5.3.

     "Additional Invested Capital" shall mean the cumulative total L as of any
      ---------------------------
given date during the Term, of the following: (i) any expenditures made by Owner in response to a

Building Estimate, pursuant to Section 8.3, and any expenditures by Owner pursuant to Section 20.10.C; (ii) any contributions by Owner to the FF&E Reserve (beyond the funding described in Section 8.2.B and 8.2.E); other than those contributions which are reimbursed to Owner under Section 8.2.F; (iii) any payments by Owner with regard to special assessments or impact fees, pursuant to
Section 13.1.B(2) or 13.1.B(3); and (iv) any costs, expenses and charges which are described on Exhibit "F" hereto as "capital charges" pursuant to Section 2.5.A. Owner shall give Management Company prompt notice of any amounts for which it has provided funding which constitute "Additional Invested Capital" together with such evidence of funding as Management Company may reasonably require.

     "Affiliate" shall mean any individual or entity directly or indirectly
      ---------
through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to the exercise, directly or indirectly, of fifty-one percent (51%) or more of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     "Agreement" shall have the meaning set forth in the Preamble.
      ---------
     "Annual Operating Budget" shall have the meaning set forth in Section 9.3.
      -----------------------
     "Annual Operating Statement" shall have the meaning set forth in Section
      --------------------------
9.1.
     "Available Cash Flow" shall mean an amount, with respect to each Fiscal
      -------------------
Year or portion thereof, (prorated for any partial Fiscal Year) during the Term of this Agreement, equal to the excess, if any, of the Operating Profit for such Fiscal Year over the sum of: (i) the applicable Owner's Priority in such Fiscal Year, plus; (ii) the Base Management Fee, plus; (iii) Deferred Contingent Base Management Fees paid to Manager in such Fiscal Year.

     "Base Management Fee" shall mean for each Fiscal Year (prorated for any
      -------------------
partial Fiscal Year) during the Term of this Agreement, an amount equal to two percent (2%) of Gross-Revenues, which shall be paid to Management Company as compensation (in addition to the Residence Inn System Fee and Incentive Management Fee) for the services performed pursuant to this Agreement.

     "Building Estimate" shall have the meaning set forth in Section 3.3.A.
      -----------------
     "Capitalization Multiple" shall mean the number ten (10).
      -----------------------

     "Case Goods" shall mean furniture and furnishings used in the Inn,
      ----------
including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, kitchen equipment, mirrors, pictures, wall decorations and similar items.

     "CC&R's" shall have the meaning set forth in Section 2.5.
      ------
     "Chain Services" shall have the meaning set forth in Section 11.3.
      --------------
     "Coverage Ratio" shall mean the number one and three-tenths (1.3).
      --------------
     "Cure Payment" shall have the meaning set forth in Section
      ------------
     "Deductions" shall have the meaning set forth in the definition of
      ----------
Operating Profit.
     "Default" shall have the meaning set forth in Section 16.1.
      -------
     "Deferred Contingent Base Management Fees" shall mean an amount equal to
      ----------------------------------------
(a) the sum of all unpaid Base Management Fees deferred in accordance with
Section 5.2.B less (b) all sums paid to Management Company in accordance with the provisions of Section 5.2.C.

     "Effective Date" shall have the meaning set forth in the Preamble.
      --------------

     "Employee Claims" shall mean any and all claims (including all fines,
      ---------------
judgments, penalties, costs, Litigation and/or arbitration expenses, attorneys' fees and expenses, and costs of settlement with respect to any such claim) by any employee or employees of Management Company against Owner or Management Company with respect to the employment at the Inn of such employee or employees. "Employee Claims" shall include, without limitation, the following: (i) claims which are eventually resolved by arbitration, by Litigation or by settlement; (ii) claims which also involve allegations that any applicable employment-related contracts affecting the employees at the Inn have been breached; and (iii) claims which involve allegations that one or more of the Employment Laws has been violated; provided, however, that "Employee Claims" shall not include claims for worker compensation benefits (which shall be governed by Article XII hereof) or for unemployment benefits.

     "Employment Laws" shall mean any federal, state or local law (including the
      ---------------
common law), statute, ordinance, rule, regulation, order or directive with respect to employment, conditions of employment, benefits, compensation, or termination of employment that currently exists or may exist at any time during the Term of this Agreement, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Workers Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Polygraph Protection Act of 1988 and the Americans With Disabilities Act of 1990.

     "Environmental Laws" shall mean: any federal, state or local law, rule or
      ------------------
regulation (both present and future) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials, including, but
not limited to,   (i) the Comprehensive Environmental Response, Compensation and
Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (ii) the regulations promulgated thereunder, from time to time; (iii) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (iv) the regulations promulgated thereunder, from time to time.

     "Event of Default" shall have the meaning set forth in Section 16.2.
      ----------------
     "Existing CC&R's" shall have the meaning set forth in Section 2.5.A.
      ---------------

     "Existing Ground Leases" shall mean the ground leases which are listed on
      ----------------------
Exhibit "F", but for purposes of this Agreement shall not include any amendments or modifications after the Effective Date.

     "Existing Mortgages" shall mean the Mortgages which are listed on Exhibit
      ------------------
"F", but for purposes of this Agreement shall not include any amendments or modifications after the Effective Date.

     "FF&E" shall mean furniture, furnishings, fixtures, Soft Goods, Case Goods,
      ----
Shuttle Vehicles, signage and equipment at the Inn (including, without limitation, facsimile machines, communication systems, audio-visual equipment, and all computer and other equipment needed for the reservation system and the property management system, and all other electronic systems needed for any Inn, from time to time, as well as similar systems based on other technologies which may be developed in the future).

     "FF&E Estimate" shall have the meaning set forth in Section 8.2.C.
      -------------
     "FF&E Reserve" shall have the meaning set forth in Section 8.2.A.
      ------------
     "First Notice" shall have the meaning set forth in Section 6.2.
      ------------
     "Fiscal Year" shall mean Management Company's Fiscal Year which now ends at
      -----------
midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year and any partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement, shall constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Agreement, or in any way reduce the distributions of Operating Profit or other payments due Owner hereunder, or otherwise significantly and adversely affect Owner's rights or obligations under this Agreement.

     "Fixed Asset Supplies" shall mean supply items included within "Property
      --------------------
and Equipment" under the Uniform System of Accounts, including linen, cleaning supplies, china, glassware, tableware, uniforms, and similar items.

     "Force Majeure" shall mean acts of God, acts of war, civil disturbance,
      -------------
governmental action (including the revocation or refusal to grant a License, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of Force Majeure), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of either party (excluding, however: (i) lack of financing; or (ii) general economic and/or market factors).

     "Foreclosure" shall mean any exercise of the remedies available to a
      -----------
Holder, upon a default under the Secured Loan held by such Holder, which results in a transfer of title to or possession of the Inn. The term "Foreclosure" shall include, without limitation, any one or more of the following events, if they occur in connection with a default under a Secured Loan: (i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Inn; (iv) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (v) if title to the Inn is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground; (vi) any similar judicial or non-judicial exercise of the remedies held by the Holder.

     "Foreclosure Date" shall mean the date on which title to or possession of
      ----------------
the Inn is transferred by means of a Foreclosure.
     "Future CC&R's" shall have the meaning set forth in Section 2.5.B.
      -------------

     "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price
      ------------
Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Owner and reasonably satisfactory to Management Company (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by arbitration in accordance with Section 20.13. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator", or similar terminology, such adjustment shall be equal to the percentage increase or decrease (except that, for purposes of this Agreement, the GDP Deflator shall not be decreased below its level as of the Effective
Date) in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

     "Gross Revenues" shall mean, for each Fiscal Year during the Term of this
      --------------
Agreement, all revenues and receipts of every kind derived from operating the Inn and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; parking fees, license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of the Inn, which shall be deposited in the FF&E Reserve as set forth in Section 8.2.D hereof); service charges, to the extent not distributed to the employees at the Inn as gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to Inn employees; federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); any proceeds from any Sale of the Inn or from the refinancing of any debt encumbering the Inn; proceeds from the disposition of FF&E no longer necessary for the operation of the Inn; interest which accrues on amounts deposited in either the FF&E Reserve or any escrow accounts which are established in accordance with Section 13.1.C; or Cure Payments.

     "Ground Lease Rental" shall mean the annual rental, as of the Effective
      -------------------
Date, under the Existing Ground Lease.
     "Ground Lessor" shall mean the landlord under the Existing -Ground Lease.
      -------------

     "Hazardous Materials" shall mean and include any substance or material
      -------------------
containing one or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", or "asbestos", as such terms are defined in any applicable Environmental Law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable Environmental Laws, or which may present a significant risk of harm to guests, invitees or employees of the Inn.

     "Holder" shall mean any holder, from time to time, of any Secured Loan.
      ------

     "Impositions" shall mean all real estate and personal property taxes,
      -----------
levies, assessments and similar charges (other than those which are specifically excluded pursuant to Section 13.1.B) including, without limitation, the following: all water, sewer or similar fees, rates, charges, excises or levies; license fees; permit fees; inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Owner with respect to the Inn
or otherwise in respect of or be a lien upon the Inn.   Impositions shall not
include any income or franchise taxes payable by Owner or Management Company. Impositions shall include any taxes, levies, assessments and similar charges which may be enacted by the applicable governmental authority in lieu of, or in complete or partial substitution for, Impositions.

     "Incentive Management Fee" shall mean, for each Fiscal Year during the Term
      ------------------------
of this Agreement, the payments which shall be made to Management Company, as compensation (in addition to the Base Management Fee and the Residence Inn System Fee) to Management Company for its services under this Agreement, in the amount of fifty percent (50%) of the Available Cash Flow in each Fiscal Year (or portion thereof); provided, however, that the cumulative Incentive Management Fee received by Management Company, from the Effective Date through any given point in time during the Term of this Agreement, shall not exceed twenty percent (20%) of the cumulative Operating Profit from the Effective Date through such point in time provided further, however, that in no event shall the aforesaid cumulative limitation require Management Company to refund to Owner any Incentive Management Fees which were paid in a previous Fiscal Year and which were within such limitation as of the time when they were paid.

     "Initial Term" shall have the meaning set forth in Section 4.1.
      ------------

     "Inn" shall mean the hotel, containing approximately the number of Suites
      ---
which are set forth on Exhibit "A"-l hereto, which Owner owns at the location specified in Exhibit "A"; the term n Inn" shall include the Site, the improvements built thereon, and all FF&E, Fixed Asset Supplies and Inventories installed therein.

     "Inn Retention" shall have the meaning set forth in Section 12.3 hereof.
      -------------

     "Intellectual Property" shall mean:  (i) all Software; and (ii) all
      ---------------------
manuals, brochures and directives issued by Management Company to its employees at the Inn regarding the procedures and techniques to be used in operating the Inn.

     "Interest Rate" shall mean an annual rate of interest equal to the Prime
      -------------
Rate (as adjusted from time to time) plus three hundred (300) basis points provided; however, that in no event shall the Interest Rate exceed the maximum rate which is permitted under applicable Legal Requirements.

     "Inventories" shall mean "Inventories" as defined in the Uniform System of
      -----------
Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

     "Legal Requirement" shall mean any federal, state or local law, code, rule,
      -----------------
ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Inn or the matters which are the subject of this Agreement, including , without limitation, the following: (i) any building, zoning or use laws, ordinances, regulations or orders and (ii) Environmental Laws.

     "License" shall mean any license, permit, decree, act, order, authorization
      -------
or other approval or instrument which is necessary in order to operate the Inn in accordance with Legal Requirements and pursuant to the Residence Inn System Standards and otherwise in accordance with this Agreement.

     "Litigation" shall mean:  (i) any cause of action commenced in a federal,
      ----------
state or local court; and (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims).

     "Loan Priority Basis" shall mean the sum total, as of any given point in
      -------------------
time during the Term, of: (i) the amount shown on Exhibit "A-l"; plus (ii) any Additional Invested Capital expended by Owner, less the amount of any condemnation award received by Owner and not applied to restoration of the Inn pursuant to Section 15.2.B.

     "Management Analysis Report" shall mean a report which, if required
      --------------------------
pursuant to Section 9.1.B, shall be prepared by Management Company and delivered to Owner and shall include a narrative description regarding the preceding Fiscal Year, of: (i) the Inn's operating performance, including significant variations from the Annual Operating Budget; (ii) an analysis of any significant variation of the actual average daily revenue per available room from what was set forth in the Annual Operating Budget; (iii) a review of the competitive hotel market; (iv) a calculation of the Revenue Index, and Operating Profit less Ground Lease Rental, if any, compared to the Performance Termination Threshold; and (v) such other supplementary information as Owner or Management Company shall reasonably deem necessary to an understanding of the operation of the Inn.

     "Management Company" shall have the meaning set forth in the Preamble.
      ------------------
     "Management Fees" shall mean the Base Management Fee, the Deferred
      ---------------
Contingent Base Management Fees, the Residence Inn System Fee and the Incentive Management Fee.
     "Marriott" shall mean Marriott International, Inc., a Delaware corporation
      --------
having an address at 10400 Fernwood Road, Bethesda, Maryland 20817.

     "Mortgage" shall mean any security instrument which encumbers real
      --------
property, including, without limitation, mortgages, deeds of trust, security deeds and similar instruments.

     "Net Operating Profit" shall mean the greater of (i) the excess, if any, of
      --------------------
Operating Profit less Owner's Priority, or (ii) zero (0).

     "Non-Disturbance Agreement" shall mean an agreement, in recordable form in
      -------------------------
the jurisdiction in which the Inn is located, executed and delivered by a Holder (which agreement shall by its terms be binding upon all Subsequent Owners), for the benefit of Management Company, pursuant to which, in the event such Holder or any Subsequent Owner comes into possession of or acquires title to the Inn either at or following a Foreclosure, such Holder and all Subsequent Owners shall (x) recognize Management Company's rights under this Agreement, and (y) shall not name Management Company as a party in any Foreclosure action or proceeding, and (z) shall not disturb Management Company in its right to continue to manage the Inn pursuant to this Agreement; provided, however, that at such time: (i) this Agreement has not expired or otherwise been earlier terminated in accordance with its terms; (ii) there are no outstanding Events of Default by Management Company, and (iii) no material event has occurred and no material condition exists which, after notice or the passage of time or both, would entitle Owner to terminate this Agreement.

     "Operating Accounts" shall have the meaning set forth in Section 9.2.
      ------------------
     "Operating Loss" shall mean a negative Operating Profit.
      --------------

     "Operating Profit" shall mean, in each Fiscal Year during the Term of this
      ----------------
Agreement, the excess of Gross Revenues over the following deductions ("Deductions") incurred by Management Company or its Affiliates (or, in the case of any Owner Deductions, by Owner) in operating the Inn:

          1. The cost of sales including, without limitation, salaries, wages, employee benefits, Employee Claims (except to the extent specifically set forth to the contrary in Section 14.1.C or 14.1.D), payroll taxes and other costs related to Inn employees;

          2. Departmental expenses; administrative and general expenses; the cost of Inn advertising and business promotion; all utility costs, including but not limited to the cost of heat, light, power and water; and the cost of routine repairs, maintenance and minor alterations which are treated as Deductions under Section 8.1;

          3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Inn;

          4. A reasonable reserve for uncollectible accounts receivable as determined by Management Company;

          5. All reasonable costs and fees of independent professionals or other third parties who are retained by Management Company to perform services required or permitted hereunder; provided that Management Company will notify Owner at least thirty (30) days in advance of any proposed expenditure under this paragraph 5 which is in excess of Twenty Thousand Dollars ($20,000) and which was not specifically identified in the Annual Operating Budget, and Management Company shall consider in good faith any comments which Owner may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Inn or if immediate action is otherwise required, the above described requirement regarding thirty (30) days' prior notice shall be modified to require whatever notice period is reasonable under the circumstances;

          6. The reasonable cost and expense of technical consultants and operational experts who are employees of Management Company or one of its Affiliates, and who perform specialized services in connection with non-routine Inn work; provided, however, that the costs and expenses so incurred shall only be Deductions to the extent such costs and expenses are reasonable and competitively priced, as compared to similar work done by outside consultants or experts; and provided, further, that Management Company will notify Owner at least thirty (30) days in advance of any proposed expenditure under this paragraph 6 which is in excess of Twenty Thousand Dollars ($20,000.00) and which was not specifically identified in the Annual Operating Budget, and Management Company shall consider in good faith any comments which Owner may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Inn or if immediate action is otherwise required, the above-described requirement regarding thirty (30) days' prior notice shall be modified to require whatever notice period is reasonable under the circumstances;

          7.   The Residence Inn System Fee;

          8. Subject to Section 11.3.B, the Inn's pro rata share of costs and expenses incurred by Management Company (or its Affiliate) in providing Chain Services;

          9.   Insurance costs and expenses as provided in Section 12.4.B;

          10. Taxes, if any, payable by or assessed against Management Company related to this Agreement or to Management Company's operation of the Inn (exclusive of Management Company's income taxes or franchise taxes) and all Impositions assessed against the Inn;

          11. Amounts which are required to be transferred into the FF&E Reserve in accordance with the provisions of Section 8.2;

          12. Transfers required to be made, as they may change from time to time, to the System Marketing Fund, in order for the Inn to remain a member of the System; (such contributions are presently two and one-half percent (2 1/2%) of Suite Revenues);

          13.  The reimbursement to Owner of the amount of any Owner Deductions;

          14. Lease payments pursuant to the leases of Shuttle Vehicles and Telephone and Office Equipment (to the extent Management Company has not elected to make such payments from the FF&E Reserve);

          15. The payment to Management Company of the cost of preparing the Management Analysis Report pursuant to Section 9.1.B; and

          16. Such other costs and expenses incurred by Management Company or its Affiliates (not including the costs and expenses included in the Residence Inn System Fee) as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inn (including, without limitation, the costs and expenses of all functions described in Section 2.3, to the extent such costs and expenses are not already treated as Deductions elsewhere in this definition of Operating Profit, unless, and to the extent that, any such costs and expenses are specifically stated not to be Deductions under any provision of this Agreement).

     The term "Deductions" shall not include: (i) debt service payments pursuant to any Secured Loan; nor (ii) rental payments pursuant to any ground lease of the Site; both of the foregoing shall be paid by Owner from its own funds, and not from Gross Revenues nor from the FF&E Reserve.

     "Owner" shall have the meaning set forth in the Preamble. Subject to
      -----
compliance with Articles XVIII and XIX of this Agreement, the term "Owner" shall include all successors and assigns of the entity identified as the "Owner" in the Preamble.

     "Owner Deductions" shall mean amounts paid by Owner with respect to:  (i)
      ----------------
premiums for the insurance policies described in Section 12.4; and (ii) reasonable costs of any negotiations or Litigation with respect to any contest of Impositions, as described in Section 13.1.A; provided, however, that to the extent Owner spends in excess of Five Thousand Dollars ($5,000.00) with respect to any contest of Impositions and has not received Management Company's consent as provided in Section 13.1.A, then any amount in excess of such Five Thousand Dollars ($5,000.00) or such greater amount as may be approved by Management Company, shall not be considered an Owner Deduction. Except as specifically set forth in Section 8.2.F.2, the amount of any Owner Deductions paid by Owner shall be reimbursed to Owner (as a Deduction) in the Fiscal Year in which they were paid. Owner shall give Management Company prompt notice of any amounts it has paid which constitute

Owner Deductions together with such evidence of payment as Management Company may reasonable require.

     "Owner's Distribution" shall mean, with respect to each Fiscal Year or
      --------------------
portion thereof during the Term, funds distributed to Owner in accordance with the provisions of Section 5.2 hereof which shall equal Operating Profit less any Base Management Fees, Deferred Contingent Base Management Fees and Incentive Management Fees paid to Management Company.

     "Owner's Priority" shall mean, with respect to each Fiscal Year (prorated
      ----------------
for any partial Fiscal Years) during the Term of this Agreement, a dollar amount equal to ten percent (10%) of the Priority Basis for that Fiscal Year.

If the Inn has an Existing Ground Lease, the annual rental payments for such Fiscal Year (prorated for any partial Fiscal Year), shall be added to the Owner's Priority.

     "Performance Termination Threshold" shall mean, with respect to each full
      ---------------------------------
Fiscal Year during the Term of this Agreement, the dollar amount set forth on Exhibit "A-l", plus eight percent (8%) of any Additional Invested Capital expended by Owner pursuant to clause (ii) of the definition of Priority Basis; provided, however, that the aforesaid dollar amount shall be adjusted, as of the tenth (l0th) anniversary of the Effective Date, in an amount equal to seventy-five percent (75%) of the percentage change in the GDP Deflator between the Effective Date and the tenth (l0th) anniversary of the Effective Date; provided that, in no event will the Performance Termination Threshold be lower than it is as of the Effective Date; and provided further, that in calculating the aforesaid change in the GDP Deflator during such period of time, both (i) the two (2) years having the highest annual rates of change in the GDP Deflator during such period, and (ii) the two (2) years having the lowest annual rates of change in the GDP Deflator during such period, shall be ignored, and such percentage change in the GDP Deflator between the Effective Date and the tenth
(l0th) anniversary of the Effective Date shall be recalculated, for purposes of this Agreement, using as the rate of change in the GDP Deflator for each of such four (4) excluded years (i.e., those years described in clauses (i) and (ii), above) the average annual rate of change in the GDP Deflator during the non-excluded years; and provided further that, to the extent that certain portions of the Performance Termination Threshold, as of immediately prior to such tenth (l0th) anniversary adjustment, reflect expenditures which qualify as Additional Invested Capital, the aforesaid GDP Deflator adjustment shall be calculated with respect to such portions by using, as the base, not the GDP Deflator as of the Effective Date, but rather the GDP Deflator as of either the date of such expenditure or if construction is involved) the date on which the items in question were substantially completed.

     "Post-Foreclosure Decision Date" shall have the meaning set forth in
      ------------------------------
Section 6.6.

     "Prime Rate" shall mean the "prime rate" as published in the "Money Rates"
      ----------
section of The Wall Street Journal; however, if such rate is, at any time during
           -----------------------
the Term, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates which are announced, from time to time, by the three
(3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

     "Priority Basis" shall mean the sum total, as of any given point in time
      --------------
during the Term, of: (i) the dollar amount shown on Exhibit "A-l"; plus (ii) any Additional Invested Capital expended by Owner; provided that each expenditure of Additional Invested Capital shall be added to the Priority Basis at such date or dates as the expenditure occurred, taking into consideration at what point (or points) during the Fiscal Year such expenditure occurred; less
(iii) the amount of any condemnation award received by Owner and not applied to restoration of the Inn pursuant to Section 15.2.B.

     "Proprietary Marks" shall mean all trademarks, trade names, symbols, logos,
      -----------------
slogans, designs, insignia, emblems, devices, service marks and distinctive designs of buildings and signs, or combinations thereof, which are used to identify inns in the Residence Inn chain. The names "Marriott", "Residence Inn" and "Residence Inn By Marriott", and any of the foregoing used in conjunction with other words or names, are examples without limitation of Proprietary Marks. The term "Proprietary Marks" shall include all present and future Proprietary Marks, whether (ii) that such Holder is a "Qualified Lender" pursuant to the terms of this Agreement.

     "Qualified Loan" shall mean any Secured Loan in which the initial principal
      --------------
amount, as of the date such Secured Loan is incurred, when added to the current principal balance of all existing Secured Loans as of that date, is less than or equal to the greater of the following:

     (i)   Seventy percent (70%) of the Loan Priority Basis; or

     (ii) the result obtained by (a) dividing the Operating Profit for the thirteen (13) most recent full Accounting Periods by the Coverage Ratio; then, (b) multiplying the result of clause (a) by the Capitalization Multiple; or

     (iii) the existing balance of any Secured Loans encumbering the Inn immediately prior to the date of the incurrence of such Qualified Loan, plus commercially reasonable Transaction Costs associated with such refinancing, up to an amount equal to four percent (4%) of the principal amount of such Qualified Loan.

In addition, regardless of whether or not the above test set forth in clauses
(i), (ii) and (iii) is satisfied, the existing (as of the Effective Date) balance of any Secured Loan which is secured by an Existing Mortgage shall be deemed to be a "Qualified Loan".

     "Qualified Loan Acceleration" shall mean the acceleration of the
      ---------------------------
indebtedness incurred pursuant to any Qualified Loan, as a result of a default under the terms and conditions of such Qualified Loan.

     "Renewal Terms" shall have the meaning set forth in Section 4.1.
      -------------

     "Residence Inn System Fee" shall during any given Fiscal Year (or portion
      ------------------------
thereof), be equal to four percent (4%) of Gross Revenues. It shall mean an amount paid to Management Company for the Residence Inn System Services.

     "Residence Inn System" shall mean the Residence Inn hotel system managed by
      --------------------
Marriott (or one or more of its Affiliates) which is, as of the Effective Date, operated under the trade name "Residence Inn by Marriott" or Marriott Residence Inn".

     "Residence Inn System Services" shall mean the following services which are
      -----------------------------
paid for by the Residence Inn System Fee: System financial planning and policy services; product planning and development; human resources management and planning for the Residence Inn System (but not any particular inn within the Residence Inn System); protection of the "Marriott Residence Inn" "Residence Inn by Marriott," and "Residence Inn" trade names, trademarks, logos and servicemarks; and the development and implementation of Management Company's technical and operational programs designed for the periodic inspection and consultation visits to the inns in the Residence Inn System (but not the services of the personnel of the Architecture and Construction Division of Management Company providing architectural, technical or procurement services for the Inn, which shall be treated as a Deduction described in paragraph 6 of the definition of "Operating Profit").

     "Residence Inn System Standards" shall mean both the operational standards
      ------------------------------
(for example, staffing, amenities offered to guests, advertising, etc.) and the physical standards (for example, the quality, condition, utility and age of the FF&E, etc.) of Residence Inn hotels in the Marriott chain as such operational and physical standards may fluctuate from time to time (provided, however, that the Residence Inn System Standards shall in no event be lower than the operational and physical standards, as of the date in question, of comparable extended stay hotels in other hotel systems which are comparable to the Residence Inn System).

     "Restricted Area" shall mean that area which is shown on the map attached
      ---------------
hereto as Exhibit "D", as described in the narrative which is set forth in Exhibit "D-1".

     "Restricted Inn" shall mean any hotel whose size, facilities and market
      --------------
positioning are such that, if such hotel had been operated by Management Company or one of its Affiliates as of the Effective Date, it would have been operated as a member of the Residence Inn System (that is, as an extended-stay hotel, as opposed to a full service hotel or one of the other limited service brands also operated by Affiliates of Management Company i.e. Courtyard by Marriott or Fairfield Inn). The term "Restricted Inn" shall not include any one or more of the following: (i) any existing (as of the Effective Date) member of the Residence Inn System which is within the Restricted Area; (ii) any Courtyard by Marriott (or other similar moderate-price lodging product) or any Fairfield Inn (or other similar economy priced lodging product); (iii) any full service, suite or resort hotel; (iv) any hotel or hotels which are members of a chain of hotels (provided that such chain has a minimum of four (4) or more hotels in operation), all or substantially all (but in no event less than four (4) hotels) of which is acquired by, or merged with, or franchised by or joined through marketing agreement with, Management Company or one of its Affiliates (or the operation of which is transferred to Management Company or one of its Affiliates); (v) any hotel or hotels which are members of a group of hotels which is (in a single transaction with a single seller or transferor) acquired by or merged with, or franchised by or joined through marketing agreement, with Management Company or one of its Affiliates (or the operation of which is transferred to Management Company or one of its Affiliates), provided that such group of hotels contains no fewer than four (4) hotels; (vi) any future lodging product developed by

Management Company or one of its Affiliates which is not a lodging product which would have been included within the Residence Inn System, as such system existed as of the Effective Date; or (vii) any existing non-Marriott hotel within the Restricted Area which is specifically designated on Exhibit D-1 as not being a Restricted Inn.

     "Revenue Data Publication" shall mean Smith's STAR Report, a monthly
      ------------------------
publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Room of hotels in the general trade area of the Inn. The "competitive set" for the Inn shall be determined (with periodic adjustments) by Management Company, subject to Owner's approval (such approval not to be unreasonably withheld). If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of either Owner or Management Company) to be a satisfactory source of data regarding the Revenue Per Room of various hotels in the general trade area of the Inn, Management Company shall select an alternative source, subject to Owner's approval (such approval not to be unreasonably withheld). If the parties fail to agree on either such competitive set or such alternative source, as the case may be, within a reasonable period of time, the matter shall be resolved by arbitration pursuant t O Section 20.13.

     "Revenue Index" shall mean that fraction which is equal to (a) the Revenue
      -------------
Per Room for the Inn, divided by (b) the average Revenue Per Room for the hotels in the Inn's competitive set (including the Inn), as set forth in the Revenue Data Publication. Appropriate adjustments shall be made in the event of a major renovation of the Inn.

     "Revenue Index Threshold" shall mean the number set forth on Exhibit "A-l"
      -----------------------
hereto. However, if the entry of a new hotel into the Inn's competitive set (or the removal of a hotel from such competitive set) causes significant variations in the Revenue Index which do not reflect the Inn's true position in the relevant market, appropriate adjustments shall be made to the Revenue Index Threshold by mutual consent of Owner and Management Company (neither such consent to be unreasonably withheld).

     "Revenue Per Room" shall mean,  (i) the term "revenue per room" as defined
      ----------------
by the Revenue Data Publication or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be a hotel guest room which is keyed as a single unit, and shall include rooms which are temporarily unavailable due to: (i) maintenance, or (ii) ongoing renovation work.

     "Sale/Leaseback Transaction" shall have the meaning set forth in Section
      --------------------------
6.10.

     "Sale of the Inn" shall mean any sale, assignment, transfer or other
      ---------------
disposition, for value or otherwise, voluntary or involuntary, of Owner's title to the Inn or the Site (either fee or leasehold title, as the case may be), but shall not include a collateral assignment intended to provide security for a loan. For purposes of this Agreement, a "Sale of the Inn" shall also include a lease (or sublease) of the entire Inn or Site. The phrase "Sale of the Inn" shall also include any sale, transfer, or other disposition, for value or otherwise, in a single transaction or a series of related transactions, of the controlling interest in Owner. If Owner is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract). If Owner is not a corporation, the phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner. Notwithstanding the foregoing, the term "Sale of the Inn" shall not include any sale, assignment, transfer or other disposition of the Inn or the Site by Owner to an Affiliate of Owner.

     "Second Notice" shall have the meaning set forth in Section 6.2.
      -------------

     "Secured Loan" shall mean and include: (i) any indebtedness secured by a
      ------------
Mortgage encumbering the Inn or all or any part of Owner's interest therein; and
(ii) all amendments, modifications, supplements and extensions of any such Mortgage.

     "Settlement Threshold Amount" shall mean the greater of (i) One Hundred
      ---------------------------
Thousand Dollars ($100,000) ( as adjusted by the GDP Deflator); or (ii) a dollar amount (to be re-determined whenever reasonably necessary) equal to the highest amount paid in a representative sampling of Employee Claims, which have been settled within the preceding twelve (12) months where each of such settlements can be reasonably characterized as being (i) within the normal course of business at the Inn, and (ii) within the range of similar settlements at other hotels comparable to the Inn. Any dispute between the parties as to the appropriate amount under clause (ii) of the preceding sentence shall be submitted to arbitration under Section 20.13.

     "Shuttle Vehicles" shall mean any car, van, bus or similar motor vehicle
      ----------------
used primarily for the purpose of transporting Inn guests.

     "Site" shall mean the parcel or parcels of land described in Exhibit "A"
      ----
attached hereto.

     "Soft Goods" shall mean all fabric, textile and flexible plastic products
      ----------
(not including items which are classified as "Fixed Asset Supplies" under the Uniform System of Accounts) which are used in furnishing the Inn, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

     "Software" shall mean all computer software and accompanying documentation
      --------
(including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Management Company in connection with the property management system, the reservation system and all future electronic systems developed by Management Company for use in the Inn.

     "Subsequent Owner" shall mean any individual or entity which acquires title
      ----------------
to or possession of the Inn at or through a Foreclosure.

     "Suite" shall mean a lodging unit in the Inn.
      -----

     "Suite Revenues" shall mean that portion of the Gross Revenues of the Inn
      --------------
which is attributable to the rental of Suites.

     "System Marketing Fund"  shall mean that certain fund (or any successor to
      ---------------------
such fund) maintained by Management Company or one of its Affiliates, in its capacity as franchisor of the System, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Residence Inn directory; conducting market research; and paying the central operational costs of the Residence Inn reservation system; provided, however, that any costs described in this definition of System Marketing Fund may, at the option of the Management Company and The Residence Inn Association, be charged directly to each inn in the System on the basis of actual use by or benefit to each inn and, in such event, shall become Deductions.

     "Telephone and Office Equipment" shall mean the following equipment used in
      ------------------------------
the Inn and all ancillary equipment: (i) telephones; (ii) miscellaneous office equipment such as copiers, postage meters, etc.; (iii) television sets; and (iv) audiovisual equipment.

     "Term" shall mean the Initial Term plus all Renewal Terms.
      ----

     "Termination" shall mean the expiration or sooner cessation of this
      -----------
Agreement.

     "The Residence Inn Association" (TRIA) is an advisory council to owners and
      -----------------------------
franchisees of the Residence Inn System with respect to advertising, marketing,
reservations and other matters relating to Residence Inn System hotels.   All
owners, franchisees of the Residence Inn System and Owner shall be members of TRIA.

     "Transaction Costs" shall mean, with respect to the incurring of any
      -----------------
Secured Loan, all normal transaction costs (to the extent actually incurred) including, without limitation, the following: state and local transfer taxes; escrow fees; recording costs; Mortgage recording taxes; costs of any survey required by the Holder; reasonable fees of the Holder's outside attorneys and accountants; appraisal fees; title insurance premiums; financing costs (including "points"); reasonable attorneys' fees of Owner in connection with such Secured Loan; environmental inspection, testing and reporting fees to the extent required by the Holder; and brokerage commissions (provided that no such brokerage commissions shall be recognized as "Transaction Costs" hereunder if they are made to a person or entity affiliated with Owner, to the extent (if any) that such payments exceed the normal customary amounts).

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for
      --------------------------
Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

     "Working Capital" shall mean assets which are used in the day-to-day
      ---------------
operation of the Inn's business, including, without limitation, amounts kept in petty cash funds, amounts deposited in operating bank accounts, receivables, prepaid expenses and funds expended to purchase Inventories, less accounts payable and accrued current liabilities.

                                  ARTICLE II

                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

     2.1  Appointment. Owner hereby appoints and employs Management Company as
          -----------
Owner's exclusive agent to supervise, direct and control the management and operation of the Inn for the Term provided in Article IV. Management Company accepts said appointment and agrees to manage the Inn during the Term of this Agreement in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company hereunder shall be for the account of Owner.

     2.2  Delegation of Authority. Except as otherwise specifically set forth in
          -----------------------
this Agreement, Inn operations shall be under the exclusive supervision and control of Management Company which, shall be responsible for the proper and efficient operation of the Inn. Management Company shall have discretion and control, free from interference, interruption or disturbance, but in all respects subject to the provisions of this Agreement, in all matters relating to management and operation of the Inn, including, without limitation, the following: charges for Suites and commercial space; credit policies; food and beverage services; employment policies; granting of leases, parking services, licenses and concessions for shops and agencies within the Inn (provided that the term of any such lease, license or concession shall not exceed the Term of this Agreement and provided further that Owner's consent shall be required prior to the execution by Management Company of any such lease, license or concession which pertains to the Inn, and which (i) has a term of more than five (5) years; or (ii) involves more than five hundred (500) square feet of space within the
Inn);

receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories, supplies and services; promotion and publicity; and, generally, all activities necessary for operation of the Inn.

     2.3  Operational Standards.  In accordance with the Residence Inn System
          ---------------------
Standards and the other terms of this Agreement, Management Company shall, in connection with the Inn, perform each of the following functions (provided that in all cases, except as otherwise specifically set forth in this Agreement-, the costs and expenses of performing such functions shall be Deductions):

          A. Obtain and keep in full force and effect, either in its own name on behalf of Owner or in Owner's name, as may be required by the Legal Requirements, any and all Licenses to the extent same is within the control of Management Company (or, if same is not within the control of Management Company, Management Company shall use all due diligence and reasonable efforts to obtain and keep same in full force and effect).

          B. Recruit, employ, supervise, direct and (when appropriate) discharge all of the employees at the Inn.

          C. Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

          D.  Plan, execute, and supervise repairs and maintenance at the Inn.

          E. Procure (as agent for Owner) all Fixed Asset Supplies and Inventories.

          F.  Maintain the Operating Accounts.

          G. Prepare and deliver Accounting Period Statements, Annual Operating Statements, Annual Operating Budgets, Building Estimates, FF&E Estimates, and such other budgets and reports as are required by this Agreement.

          H. Establish prices, rates and charges for services provided in the Inn, including Suite rates.

          I. As agent for Owner, negotiate and enter into leases, concessions and licenses for shops and other facilities within the Inn.

          J. Administer the leases, concessions and licenses for shops and other facilities within the Inn (whether entered into pursuant to subsection I, above, or otherwise).

          K. Provide services included in the Residence Inn System Fee and the Chain Services.

          L. Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Management Company under this Agreement, provided that the costs and expenses of providing such services are to be paid as described in Section 12.4.B.

          M. Reasonably cooperate with Owner concerning: (i) disputes with any Holder regarding the Inn, (ii) contests of Impositions and Legal Requirements; and (iii) adjustments of insurance claims and condemnation awards involving the Inn.

          N. Reasonably cooperate (provided that Management Company shall not, except as otherwise specifically set forth in Section 6.1, be obligated to enter into any amendments of this Agreement) with Owner in any attempt(s) by Owner to effectuate a Sale of the Inn (provided that nothing herein shall affect the provisions of Section 20.05), or to obtain any Secured Loan. If given
reasonable notice, such cooperation shall include, without limitation:   (i)
answering any reasonable questions by prospective purchasers and Holders;

(ii) preparing lists and schedules of leases, concessions, FF&E, Fixed Asset Supplies, Inventories, and similar items (but specifically excluding customer lists); and (iii) making such certifications and representations to Owner, to such purchasers and to such Holders, regarding the Inn and the operation thereof, as Owner may reasonably request (taking into account the extent of Management Company's control and responsibility provided for hereunder). Owner shall promptly reimburse Management Company, from its own funds and not as a Deduction, for the reasonable costs and expenses incurred by Management Company in connection with any actions necessary to comply with the requirements of this
Section 2.3.N, provided that such actions are not otherwise required under other provisions of this Agreement.

          O. Arrange for and supervise public relations and advertising, and prepare annual marketing plans.

          P. Endeavor to manage the timing of expenditures to replenish Inventories, Fixed Asset Supplies, payments on accounts payable and collections of accounts receivable, so as to avoid or minimize any cash deficits with respect to Inn operations, which deficits would otherwise require additional funding of Working Capital by Owner.

          Q. Comply with all provisions in the Existing Ground Lease and in any Existing Mortgages which are by their terms applicable to the operation of the Inn; provided, however, that all practices and procedures used by Management Company in the operation of the Inn as of the Effective Date shall be deemed to be in compliance with the Existing Ground Lease and all Existing Mortgages; and provided further, that if either the Ground Lessor or any Holder under an Existing Mortgage shall, from time to time, notify Management Company that it has determined that certain practices and procedures which are used by Management Company in the operation of the Inn are not in compliance with the provisions of the Existing Ground Lease or such Existing Mortgage (as the case may be), Management Company shall promptly alter such practices and procedures to ensure such compliance; and provided further, that if such compliance would require work by Management Company which is beyond the normal course of Inn operations, or would impose additional financial burdens on the Inn which are, beyond the normal course of Inn operations, Owner (from its own funds, not as a Deduction) shall compensate Management Company for such work and such additional burdens.

     2.4  Limitations on Authority.
          ------------------------

          A. Notwithstanding anything in Section 2.2 or elsewhere in this Agreement to the contrary (unless otherwise stated in this Section 2.4), and in addition to the various other provisions of this Agreement which prohibit Management Company from taking certain actions or which allow certain actions only if Owner's consent thereto has been obtained, Management Company shall not, without the prior written approval of Owner, which approval Owner may withhold in its sole discretion, perform any of the following actions in connection with the Inn and on behalf of or burdening Owner:

          1.  Acquiring any land or interest therein;

          2. Acquiring any capital assets or interest therein except: (i) items in the approved Building Estimate, and (ii) FF&E, Fixed Asset Supplies and Inventories (to the extent the same constitute capital assets) in the ordinary course of business as expressly provided for in this Agreement;

          3. Financing, refinancing or mortgaging of any portion of the Inn or the revenue due to Owner therefrom;

          4. Selling (other than dispositions of FF&E, Fixed Asset Supplies and Inventories in the ordinary course of business as expressly provided for in this Agreement), leasing (other than as expressly provided for in this

     Agreement, including without limitation, Section 2.2 of this Agreement) or other transferring of, or the pledging or placing of any lien or encumbrance on, any part of the Inn;

          5. In the event of a total or partial condemnation, consenting to any award or participating in any condemnation proceeding, except as expressly provided for in this Agreement;

          6. Entering into, modifying or terminating any lease, concession or License, except to the extent permitted under Section 2.2;

          7. Adjusting any claim or settling any Litigation which (i) is not covered by any of the insurance policies described in Article XII and is not an Employee Claim, and which would result in a Deduction or payment in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in any Fiscal Year, as adjusted by the GDP Deflator, or (ii) would impose on Owner any material liability or obligation other than the payment of money, or would require Owner to make any material admission; or

          8. Adjusting any claim, under the applicable property insurance policies, regarding injury or damage to the Inn or its contents, where the estimated cost of restoration is in excess of Five Hundred Thousand Dollars ($500,000.00), as adjusted by the GDP Deflator.

     2.5  Covenants, Conditions or Restrictions
          -------------------------------------

          A. As of the Effective Date, there are existing covenants, conditions, restrictions and/or agreements, including reciprocal easements or cost-sharing arrangements (all of the foregoing types of encumbrances on the Inn, or agreements relating to the Inn, whether existing as of the Effective Date or not, shall be collectively referred to as "CC&R's"; those CC&R's which are in existence as of the Effective Date shall be referred to in this Agreement as "Existing CC&R's"). Management Company hereby gives its consent to all Existing CC&R's. Except as otherwise specifically set forth to the contrary in Exhibit "F" hereto, all costs, expenses and charges which are imposed on the Inn under the Existing CC&R's shall be paid from Gross Revenues as Deductions. Those certain costs, expenses and charges which are described on Exhibit "F" hereto as "capital charges" shall be paid by Owner, from its own funds, and all such payments shall be treated for purposes of this Agreement as Additional Invested Capital expended by Owner.

          B. CC&R's which are entered into, or become encumbrances on the Inn and/or the Site, after the Effective Date shall be referred to in this Agreement as "Future CC&R's". Owner agrees that it will give Management Company, for Management Company's prior approval, written notice of its intention to execute any Future CC&R's, such notice to be reasonably in advance of the execution thereof. Owner covenants that, during the Term of this Agreement, there will not be (unless Management Company has given its prior written consent thereto) any Future CC&R's affecting the Site or the Inn- (i) which purport to impose any material financial obligations on the Inn; (ii) which would prohibit or limit Management Company from operating the Inn in accordance with the Residence Inn System Standards; or (iii) which would allow Inn facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Inn.

          C. All financial obligations imposed on Owner or on Management Company or on the Inn pursuant to any Future CC&R's shall be paid by Owner from its own funds, and not from Gross Revenues or from the FF&E Reserve, unless Management Company has given its prior written consent to such Future CC&R's. Management Company agrees that it will not unreasonably withhold its consent to any such Future CC&R's; provided, however, that Management Company shall be entitled to withhold its consent in its discretion if a proposed Future CC&R would have a material impact on the operation of the Inn, as described in clauses (i), (ii) or (iii) of Section 2.5.B. Upon receipt of such consent from Management Company, such sums shall be Deductions in computing Operating Profit.

          D. Owner shall not waive any protections which benefit the Hotel pursuant to existing restrictive covenants without the prior written consent of Management Company which consent shall not be unreasonably withheld, conditioned or delayed.

     2.6  Licenses and Permits
          --------------------
     Owner agrees that, upon request by Management Company, it will sign promptly and without charge applications for Licenses.


                                  ARTICLE III
                             OWNERSHIP OF THE INN
                             --------------------
     3.1  Ownership of the Inn
          --------------------

          A. Each party acknowledges that the status of title to the Site and to the Inn is as described on Exhibit "F" hereto; neither party will hold the other party responsible for any defects in said status of title, and each party hereby releases the other party from all claims stemming from any such defects.

          B. Owner hereby covenants that, throughout the Term of this Agreement, it will not change the status of title to the Site from that which is described on Exhibit "F" hereto, except that Owner shall have the right either
(i) to effectuate of the Inn in accordance with Article XIX, or (ii) to encumber the Site and the Inn with the following:

          1.  Mortgages which are given to secure any one or more Qualified
     Loans;

          2. Liens for Impositions or other public charges not yet due or which are being contested in good faith; and

          3. Easements or other encumbrances (not including those described in subsection 1 or 2 above) which do not adversely affect the operation of the Inn by Management Company and which are not prohibited pursuant to Section 2.5.B of this Agreement.

          C. Owner shall indemnify, defend and hold Management Company and its Affiliates harmless from claims by entities which have loaned money to Owner that Management Company (or any of such Affiliates) owes any such lender all or any portion of such indebtedness.

          D. Management Company shall indemnify, defend and hold Owner and its Affiliates harmless from claims by entities which have loaned money to Management Company that Owner (or any of such Affiliates) owes any such lender all or any portion of such indebtedness.


                                  ARTICLE IV

                                     TERM
                                     ----
     4.1  Term
          ----

          A. The initial term ("Initial Term") of this Agreement shall commence with the Effective Date and, unless sooner terminated as herein provided, shall continue until the expiration of Fiscal Year 2013. The Term shall thereafter be automatically renewed for each of three (3) successive periods of ten (10) full Fiscal Years each ("Renewal Terms"), unless either: (i) Management Company, at its option, notifies Owner, in accordance with Section 20.9, at any time within the period of eighteen (18) months prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, of its intention not to renew; or (ii) Management Company has committed an Event of Default, and has been notified by Owner of such Event of Default, under Article XVI of this Agreement, as of the date of any such renewal.

          B. If Management Company so notifies Owner of its intention not to renew pursuant to Section 4.1.A, Management Company shall continue to manage the Inn pursuant to this Agreement until the termination date set forth in such notice, provided that such termination date shall be: (i) no less than twelve
(12) months after the date of such notice; and (ii) in no event earlier than the expiration date of the Initial Term or the then current Renewal Term, as the case may be. Such termination date may be after the expiration of the Initial Term or the then current Renewal Term, as the case may be, provided that the requirements of the preceding sentence are satisfied. However, if Management Company has so notified Owner of its intention not to renew, Owner may, at its option, by written notice to Management Company at least ninety (90) days prior to the date on which Owner desires Termination to occur, reduce the period of time prior to Termination to any shorter period of time which Owner desires, provided that such shorter period of time shall be at least the greater of: (a) ninety (90) days (beginning as of the date of such notice from Owner), or (b) the minimum period of time which Management Company reasonably decides is prudent, given the requirements of the applicable Employment Laws regarding employee discharges. In no event shall the fact that Management Company may, pursuant to the preceding sentence, be managing the Inn after the expiration of the Initial Term or the then current Renewal Term, as the case may be, be construed as an election by Management Company to renew the Term, if Management Company has elected (in accordance with this Section 4.1) in writing not to so renew.

          C. If Owner has the right, under the provisions of the Existing Ground Lease, to elect to renew or extend the term of the Existing Ground Lease, Owner shall so notify Management Company at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Owner is obligated to notify the Ground Lessor of its election to renew or extend the term of the Existing Ground Lease. Such notice from Owner shall contain all of the relevant facts about the impending election to renew or extend, including the length of the period of renewal or extension. Unless Management Company notifies Owner, within a period of ninety (90) days after receipt of the foregoing notice from Owner, that Management Company disapproves the renewal or extension of the term of the Existing Ground Lease, Owner will, by proper notice to the Ground Lessor, within the applicable time period under the Existing Ground Lease, elect to renew or extend the term of the Existing Ground Lease.

          D. If, after proper notice from Owner in accordance with Section 4.1 C, Management Company fails to disapprove the renewal or extension of the term of the Existing Ground Lease, the Term of this Agreement shall be deemed to be automatically extended to the later of: (i) the expiration of the term of the Existing Ground Lease, as renewed or extended in accordance with Section 4.1 C or (ii) the date on which the Term Agreement would otherwise have expired absent this sentence. If, in order to comply with the preceding sentence, it is necessary for Management Company to waive its option not to renew with respect to one or more Renewal Terms, such waiver shall be deemed to have been given; however, Management Company shall retain the right not to renew (as more particularly described in Section 4.1 A) as to any portion of such Renewal Term(s) which would occur after the expiration of the term of the Existing-Ground Lease, as renewed or extended in accordance with Section 4.1 C.

          E. If, after proper notice from Owner in accordance with Section 4.1 C, Management Company disapproves the renewal or extension of the term of the Existing

Ground Lease, the Term of this Agreement shall be deemed to be automatically reduced to the earlier of: (i) the expiration of the term of the Existing Ground Lease; or (ii) the date on which the Term of this Agreement would otherwise have expired absent this sentence.

     4.2  Actions to be Taken Upon Termination
          ------------------------------------
     Upon a Termination of this Agreement, the following shall be applicable:

          A. Management Company shall, within sixty (60) days after Termination of this Agreement, prepare and deliver to Owner a final accounting statement with respect to the Inn, as more particularly described in Section 9.1 hereof, along with a statement of any sums due from Owner to Management Company pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of an Event of Default by either party, in which case the defaulting party shall pay such cost. Management Company and Owner acknowledge that there may be certain adjustments for which the necessary information will not be available at the time of such final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that (unless there are ongoing disputes of which each party has received notice) all accounts shall be deemed final as of one hundred eighty (180) days after such Termination.

          B. As of the date of the final accounting referred to in subsection A above, Management Company shall release and transfer to Owner any of Owner's funds which are held or controlled by Management Company with respect to the Inn, with the exception of funds to be held in escrow pursuant to Section 12.4, and Section 14.1.F.

During the period between the date of Termination and the date of such final accounting, Management Company shall pay (or reserve against) all Deductions which accrued (but were not paid) prior to the date of Termination, using for such purpose any Gross Revenues prior to the date of Termination.

          C. Management Company shall make available to Owner such books and records respecting the Inn (including those from prior years, subject to Management Company's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Inn for the year in which the Termination occurs and for any subsequent year. Such books and records shall described in Sections 7.1, 10.2, 10.3, 10.4, 12.4.B, and 14.1.F.

          D. Management Company shall peacefully vacate and surrender the Inn to Owner.

     The provisions of this Section 4.2 shall survive any Termination.

     4.3  Performance Termination
          -----------------------

          A. Subject to the provisions of Section 4.3.B below, Owner shall have the option to terminate this Agreement if:

          1. With respect to any two (2) consecutive full Fiscal Years (not including any Fiscal Year prior to Fiscal Year 1996), Operating Profit less the amount of Ground Lease Rental, if applicable, for each of such two (2) Fiscal Years is less than the Performance Termination Threshold; and

          2. The Revenue Index of the Inn during each of such two (2) consecutive Fiscal Years; is less than the Revenue Index Threshold; and

          3.  The fact that the Inn is not meeting the tests set forth in
     Section 4.3.A(1) and (2) is not the result of either (x) Force Majeure, or
     (y) any major
     renovation of the Inn. Such option to terminate shall be exercised by serving written notice thereof on Management Company no later than sixty
     (60) days after the receipt by Owner of the annual accounting under Section
     9.1 hereof for the second (2nd) of the two (2) Fiscal Years referred to in
     Section 4.3.A(1). If Management Company does not elect to avoid such Termination pursuant to Section 4.3.B below, this Agreement shall terminate as of the end of the fourth (4th) full Accounting Period following the date on which Management Company receives Owner's written notice of its intent to terminate this Agreement; provided that such period of time shall be extended as required by applicable Legal Requirements pertaining to the termination of the employment of the employees at the Inn. Owner's failure to exercise its right to terminate this Agreement pursuant to Section 4.3.A with respect to any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement with respect to subsequent Fiscal Years to which this Section 4.3.A may apply.

          B.  Upon receipt of Owner's written notice of Termination under
Section 4.3.A, Management Company shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by paying Owner an amount (the "Cure Payment") equal to one hundred five percent (105%) of the amount by which Operating Profit less Ground Lease Rental, if any, for either of the two (2) Fiscal Years in question (i.e., the two (2) Fiscal Years referred to in Section 4.3.A(l)) was less than the Performance Termination Threshold. Any such Cure Payment shall be accounted for as a fee to Owner in
connection with the avoidance of such Termination.   In the event Management
Company makes a Cure Payment pursuant to this Section 4.3.B, the Fiscal Year with respect to which such Cure Payment was made shall thereafter not be treated, for purposes of subsequent elections by Owner pursuant to Section 4.3.A, as a Fiscal Year in which the circumstances described in Section 4.3.A(l) have occurred. If Management Company exercises such option to make such Cure Payment, then the foregoing Owner's election to terminate this Agreement under Section 4.3.A shall be canceled and of no force or effect with respect to the two (2) Fiscal Years in question and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Owner, as to each subsequent Fiscal Year to which
Section 4.3.A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.3.A (which subsequent election shall again be subject to Management Company's rights under this Section 4.3.B). If Management Company does not exercise its option to make the Cure Payment then this Agreement shall be terminated as of the date set forth in Section 4.3.A. Any Cure Payment which is paid by Management Company pursuant to this Section 4.3.B shall not be recoverable by Management Company. Any Cure Payment which is paid by Management Company pursuant to this Section 4.3.B shall only operate to cancel Owner's election to terminate this Agreement under Section 4.3.A, and shall not operate to cure any outstanding Defaults by Management Company under
Article XVI.


                                   ARTICLE V
               COMPENSATION OF MANAGEMENT COMPANY: DISTRIBUTIONS
               -------------------------------------------------

     5.1  Management Fees
          ---------------

          A. In consideration of services to be performed during the Term of this Agreement, Management Company shall retain the Management Fees. Owner's Priority and the Management Fees shall be appropriately prorated for any partial Fiscal Year.

          B. Notwithstanding the provisions of Article IX of this Agreement permitting the consolidation of reports and co-mingling of certain funds with other hotels owned by Owner, the Base Management Fee, Deferred Contingent Base Management Fees, Residence Inn System Fee and Incentive Management Fee shall be calculated based on the revenues generated by the Inn and not on a consolidated basis with any other hotels which may be owned by Owner.

     5.2  Distribution of Operating Profit
          --------------------------------
     In each Fiscal Year, Operating Profit shall be distributed to Owner and Management Company in accordance with the following priorities:

          A. Owner shall first receive an amount equal to the lesser of: (i) Owner's Priority; or (ii) Operating Profit.

          B. Management Company shall next receive the Base Management Fee; provided, however, that if, in any Fiscal Year the Base Management Fee exceeds Net Operating Profit, such Base Management Fee shall be deferred to the extent of such excess and such deferred sums shall become "Deferred Contingent Base Fees".

          C. Management Company shall next receive an amount equal to the Deferred Contingent Base Fees to the extent that Net Operating Profit is otherwise sufficient for such purposes.

          D. Management Company shall next receive an amount equal to the Incentive Management Fee.

          E. Owner shall receive all Operating Profit remaining after the distributions made pursuant to the preceding subparagraphs of this Section 5.2.

     5.3  Accounting and Interim Payments
          -------------------------------

          A. On or before the twentieth (20th) day after the close of each Accounting Period, Management Company shall deliver to Owner a reasonably detailed accounting statement (the "Accounting Period Statement") in substantially the form set forth in Exhibit "B" hereto. Upon Owner's written request therefor, Management Company shall forward copies of any such Accounting Period Statement to any Holders or Ground Lessors, at the addresses specified by Owner. Such Accounting Period Statement shall set forth the results of the operations of the Inn for the preceding Accounting Period and for the Fiscal Year-to-date, all in accordance with generally accepted accounting principles applied on a consistent basis. Each Accounting Period Statement shall be accompanied by a statement, by the Controller, Assistant Controller or Vice President of the Management Company that, to the best of his or her knowledge and belief, and subject to routine year-end audit and adjustment, such Accounting Period Statement is true and correct in all material respects. Each Accounting Period Statement shall include: (i) calculations of Gross Revenues, Deductions, Operating Profit, the Management Fees; and (ii) comparisons with the applicable categories for the prior Fiscal Year. With each such Accounting Period Statement, Management Company shall transfer any interim Owner's Distribution due to Owner, and shall retain any interim Management Fees due to Management Company. Calculations and payments of the Management Fees and the Owner's Distribution with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. B. Within seventy-five (75) days after the close of each Fiscal Year, Management Company shall submit an Annual Operating Statement, as more fully described in Section 9.1, for such Fiscal Year to Owner, which Annual Operating Statement shall be controlling over the interim Accounting Period Statements. Any adjustments or payments required by any such

Annual Operating Statement shall be made promptly by the parties. Operating Losses shall not be carried forward or backward to subsequent or prior Fiscal Years.

     5.4  Accounting for Period Prior to Effective Date
          ---------------------------------------------

          A. It shall be a general principle in the accounting for the Inn that all liabilities incurred and/or income generated prior to the Effective Date, or properly allocated to the period prior to the Effective Date under generally accepted accounting principles, shall be included in the Accounting Period Statements and the Annual Operating Statements for the Inn pursuant to this Agreement for the Fiscal Year in which such liabilities are paid or such income is received, provided, however, that the foregoing shall not be reflected in the computation of Operating Profit for purposes of Section 4.3.

          B. As of the Effective Date, the cash on hand at the Inn shall be deposited in one of the Operating Accounts set up by Management Company pursuant to Section 9.2, and shall be treated as part of the Working Capital described in
Section 7.1.


                                  ARTICLE VI

                             FINANCING OF THE INN
                             --------------------
     6.1  Amendments of Management Agreement
          ----------------------------------

          A. If requested by any Qualified Lender or prospective Qualified Lender (in which event such amendments shall take effect as of the funding of such Qualified Loan), Management Company agrees to execute and deliver any amendment of this Agreement which is reasonably required by such Qualified Lender or prospective Qualified Lender, provided that Management Company shall be under no obligation to amend this Agreement if the result of such amendment would be: (i) to reduce, defer or delay the amount of any payment to be made to Management Company hereunder; (ii) to materially increase

Management Company's obligations under this Agreement; (iii) to change the Term of this Agreement; (iv) to cause the Inn to be operated other than pursuant to the Residence Inn System Standards; (v) to amend either Section 8.2 or Section 14.1; or (vi) to otherwise materially affect Management Company's rights under this Agreement. Any such amendment shall take effect as of the funding of such Qualified Loan.

          B. In addition to the provisions of Section 6.1.A, if a Qualified Lender or prospective Qualified Lender requests that Management Company enter into an amendment of this Agreement, and if such amendment would impose additional duties (for example, an increase in the reporting requirements or in the record-keeping requirements, or adding the obligation to-prepare parallel accounting statements using a different fiscal year) on Management Company or would otherwise adversely affect Management Company's rights under this Agreement, but not to the degree described in clauses (i) through (vi) of
Section 6.1.A, Management Company hereby agrees that it will execute and deliver such requested amendment of this Agreement, provided that Owner compensates Management Company for the additional burden imposed by such amendment out of Owner's funds and not as a Deduction. It is understood that the word "burden", as used in the preceding sentence, shall encompass not only additional work to be performed by Management Company, but also any adverse effect on the Incentive Management Fee which would be caused by requiring increased services by third parties. Any dispute as to whether Management Company is entitled to any compensation pursuant to this Section 6.1.B, or as to the amount of such compensation, shall be resolved by arbitration pursuant to Section 20.13.

          C. Proposed amendments to this Agreement which are requested by any Qualified Lender or prospective Qualified Lender, and which would affect the insurance provisions set forth in Article XII, shall be governed exclusively by
Article XII.

     6.2  Notice and Opportunity to Cure
          ------------------------------

          A. In the event of: (i) a Default by Owner in the performance or observance of any of the terms and conditions of this Agreement; or (ii) any other occurrence which entitles Management Company to terminate this Agreement, and in-the event that Management Company gives written notice thereof to Owner pursuant to Article XVI of this Agreement, Management Company shall also give a duplicate copy (herein referred to as the "First Notice") of such notice to, each Qualified Lender, at the address previously provided to Management Company. Any such notice will be sent in the manner described in Section 2.9 hereof. In addition, in the event that such Default is not cured within the applicable cure period under Article XVI of this Agreement, and Management Company intends to exercise its remedy of terminating this Agreement, Management Company shall send a second notice (the "Second Notice") to each Qualified Lender, at the same address and in the same manner applicable to the First Notice stating Management Company's intention to terminate this Agreement. Management Company shall forbear from taking any action to terminate this Agreement for a period of thirty (30) days after the service of the First Notice, and for an additional period of thirty (30) days after the service of the Second Notice (if such Second Notice is required, as set forth above).

          B. In the event of a Default by Owner under the provisions of this Agreement, Management Company agrees to accept performance by any Qualified Lender with the same force and effect as if same were performed by Owner, in accordance with the provisions and within the cure periods prescribed in this Agreement (except that each Qualified Lender shall have such additional cure periods, not available to Owner, as are set forth in this Section 6.2).

          C. No notice given by Management Company to Owner shall be effective as a notice under Article XVI of this Agreement unless the applicable duplicate notice to each Qualified Lender which is required under Section 6.2.A (either the First Notice or the Second Notice, as the case may be) has been given. It is understood that any failure by Management Company to give such a duplicate notice (either the First Notice or the Second Notice, as the case may be) to any Qualified Lender shall not itself be a Default by Management Company under this Agreement, but rather shall operate only to void the effectiveness of any such notice by Management Company to Owner under Article XVI of this Agreement.

          D. Except as specifically limited by this Section 6.2, nothing herein shall preclude Management Company from exercising any of its rights or remedies against Owner with respect to any Default by Owner under this Agreement.

     6.3  Collateral Assignment of Management Agreement
          ---------------------------------------------

     Owner shall have the right to collaterally assign to any Qualified Lender, as additional security for the indebtedness evidenced by a Qualified Loan, all of Owner's right, title and interest in and to distributions payable to Owner pursuant to Article V thereof. If, pursuant to any such assignment (or subsequent loan documentation entered into between Owner and a Qualified Lender with a similar purpose), and provided that Management Company has previously received a copy of such assignment and such subsequent documentation, Management Company may receive (from time to time) a notice or notices from such Qualified Lender directing Management Company to pay to such Qualified Lender subsequent distributions under Article V of this Agreement which would otherwise be payable to Owner, Management Company shall comply with any such notice. Management Company shall continue to make payments in compliance with any such notice from such

Qualified Lender until Management Company receives written instructions to the contrary from such Qualified Lender. Owner hereby gives its consent to any such payments by Management Company to such Qualified Lender which are in compliance with any such notice. The foregoing consent by Owner shall be deemed to be irrevocable until the entire Qualified Loan has been discharged, as evidenced either by the recordation of a satisfaction or release executed by such Qualified Lender, or by the delivery of a written statement to that effect from such Qualified Lender to Management Company. Management Company shall comply with the direction set forth in any such notice without any necessity to investigate why such Qualified Lender sent such notice, or to confirm whether or not Owner is in fact in default under the terms of such Qualified Loan. If Management Company receives such notices from more than one Qualified Lender, Management Company shall (at its option) either: (i) comply with the provisions of the notice sent by the Qualified Lender whose Qualified Loan has the senior lien priority; or (ii) institute Litigation for a declaratory judgment to determine to whom payments under this Agreement shall be made (in which case, the costs and expenses of such Litigation, including attorneys' fees, shall be Deductions).

     6.4  Subordination of Management Agreement
          -------------------------------------

          A. This Agreement, and Management Company's right to continue to manage and operate the Inn pursuant to this Agreement, are and shall be subject and subordinate to the lien of any Qualified Loan, (i.e., upon a Foreclosure of any such Qualified Lender, at its option, unless such Qualified Lender has otherwise agreed to the contrary in a Non-Disturbance Agreement shall have the right to terminate this Agreement). Notwithstanding the foregoing, during the Term of this Agreement, all debt service

(including increased or accelerated payments after a default) payable with respect to any Qualified Loan shall be paid exclusively from Owner's Distribution.

          B. Section 6.4.A is intended to be, and is, fully effective and binding, as between Management Company and any such Qualified Lender; however! Management Company agrees to execute such confirmatory documentation (in recordable form in the jurisdiction in which the Inn is located) as such Qualified Lender shall reasonably request.

          C. Notwithstanding the possible termination of this Agreement which is set forth in the foregoing provisions of this Section 6.4, it is understood that, until such time as this Agreement is validly terminated either (i) pursuant to the applicable provision of this Agreement, or (ii) pursuant to a court order in connection with the Foreclosure of a Qualified Loan (assuming that such termination does not breach any binding Non-Disturbance Agreement), the Holder of each Qualified Loan will honor and recognize the right of Management Company to operate the Inn in accordance with this Agreement (including the right of Management Company to collect all Gross Revenues and to make expenditures in accordance with this Agreement).

     6.5  Non-Disturbance Agreement
          -------------------------

          A. Owner agrees that, in connection with the obtaining by Owner of any Secured Loan or Secured Loans, from time to time, Owner will use good faith reasonable efforts to obtain a Non-Disturbance Agreement from each Holder or Holders. The phrase "good faith reasonable efforts" shall be determined by reference to the following: (i) normal loan underwriting procedures and practices (including those practices relating to non-disturbance agreements) which are generally being implemented by entities which are making loans similar to such Secured Loan, as of that point in time; and (ii) the concessions which Management Company is, as of that point in time, reasonably prepared to make in order to satisfy the objectives of lenders in connection with the lender-manager relationship after a Foreclosure. In no event, however, shall the failure of Owner to obtain such a Non-Disturbance Agreement affect or modify any of the responsibilities of Management Company toward Qualified Lenders which are contained elsewhere in this Article VI.

          B. Notwithstanding Section 6.5.A, Owner agrees that, prior to obtaining any Qualified Loan, it will obtain from each prospective Holder or Holders thereof a Non-Disturbance Agreement pursuant to which Management Company's rights under this Agreement will not be disturbed as a result of a loan default stemming from non-monetary factors which (i) relate to Owner and
(ii) are not Defaults by Management Company under Article XVI of this Agreement.

     6.6  Attornment
          ----------

          A.  Management Company agrees that, subject to the provisions of
Section 6.6.B, upon a Foreclosure of any Qualified Loan, provided that this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, Management Company shall attorn to any Subsequent Owner and shall remain bound by all of the terms, covenants and conditions of this Agreement for the balance of the remaining Term (including any Renewal Terms) with the same force and effect as if such Subsequent Owner were the "Owner" under this Agreement; provided, however, that Management Company shall be under no such obligation to so attorn, and, to the contrary, shall thereupon have the right to terminate this Agreement on thirty (30) days' prior written notice to both Owner and such Subsequent Owner: (i) if such Subsequent Owner would not qualify as a permitted transferee under Section 19.1.A of this Agreement; or
(ii) unless such Subsequent Owner, within twenty (20) days after the Foreclosure Date (or, in the event such Subsequent Owner acquires title to the Inn after the Foreclosure Date, within twenty (20) days after the date of such acquisition of title to the Inn), assumes all of the obligations of the "Owner" under this Agreement which arise from and after the Foreclosure Date (or such later date of acquisition of title to the Inn), pursuant to a written assumption agreement which shall be delivered to Management Company. Upon the written request of any Qualified Lender, Management Company shall periodically execute and deliver a statement, in a form reasonably satisfactory to such Qualified Lender, reaffirming Management Company's obligation to attorn as set forth in this Section 6.6.A.

          B. It is understood by the parties that, in view of the fact that a Qualified Lender will have the right to terminate this Agreement on a Foreclosure under the provisions of Section 6.4, Management Company has an interest in being informed, within a reasonable period of time after a Qualified Loan Acceleration, of whether or not such Qualified Lender intends to exercise such right of termination. Accordingly, if, by no later than that date (the "Post-Foreclosure Decision Date") which is ninety (90) days after the date of any Qualified Loan Acceleration, Management Company has not received a Non-Disturbance Agreement executed by the Holder of such Qualified Loan, Management Company shall, as of the Post-Foreclosure Decision Date and thereafter, no longer be under any obligation to attorn (pursuant to the provisions of Section 6.6.A) with respect to any Foreclosure of that Qualified Loan, and Management Company shall have the option to terminate this Agreement, by written notice to both Owner and the Holder of each existing Qualified Loan, at any time within the sixty (60) day period immediately following the Post-Foreclosure Decision Date.

     6.7  No Modification or Termination of Agreement
          -------------------------------------------

     If the documents evidencing and securing a Qualified Loan require the consent of the Qualified Lender to any amendment or modification of this Agreement which materially affects such Qualified Lender, no such amendment or modification of this Agreement shall be binding or effective unless such Qualified Lender shall have consented in writing thereto.

     6.8  Owner's Right to Finance the Inn.
          --------------------------------

     Owner shall have the right, from time to time, without Management Company's prior consent or approval, to obtain Qualified Loans, and to encumber the Inn with Mortgages securing such Qualified Loans. Owner shall not, without the prior consent of Management Company, have the right to obtain Secured Loans which are not Qualified Loans.

     6.9  Cross Collateralization
          -----------------------

          A. In connection with obtaining Qualified Loans, Owner shall have the right to cross collateralize the Inn with other inns which it owns in the Residence Inn System, provided that:

          1. the inns to be the subject of the Qualified Loans are owned by Owner or an Affiliate of Owner;

          2. the Qualified Loans are secured only by inns in the Residence Inn System which are managed by Management Company or its Affiliates and are not cross collateralized with any property other than inns managed by Management Company or its Affiliates in the Residence Inn System;

          3. the basic terms and conditions of the Qualified Loans for the Inn and each other inn securing such loan are intended to be part of an integrated transaction; and

          4. the closing of the Qualified Loans shall take place within six (6) months of each other.

          B. Any Mortgage secured by the Inn shall contain a provision requiring Holder to provide Management Company prior written notice of any default under such

Mortgage. Further, upon receipt of any notice of default by such Holder, Owner shall forward a copy of such notice to Management Company within three (3) days thereafter, in accordance with the notice provisions set forth in Section 20.9.

     6.10 Sale/Leaseback Transactions
          ---------------------------

     Any single transaction or related series of transactions in which (i) Owner's interest in the Inn is sold or transferred by the then Owner ("Seller") to a buyer ("Buyer"), and (ii) the Buyer (as "landlord") leases the Inn to the Seller (as "tenant"), is hereby defined as a "Sale/Leaseback Transaction".
With respect to each Sale/Leaseback Transaction during the Term of this Agreement, the following provisions will apply: (a) the sale or transfer of the Inn will be considered a Sale of the Inn; however, the Seller (as tenant under the aforesaid lease), not the Buyer, shall thereafter be treated as the "Owner" for purposes of this Agreement; (b) the purchase price will not be a Secured Loan, but any mortgage financing placed (either at the time of the transaction or later) on the Buyer's interest in the Inn will be treated as a Secured Loan, and the proceeds of each such Secured Loan will be aggregated with all outstanding Secured Loans, which encumber either the Buyer's interest in the Inn or the Seller's leasehold interest in the Inn, for purposes of determining whether a given Secured Loan qualifies as a Qualified Loan; (c) payments pursuant to such lease shall not be treated as Deductions, except for Impositions and similar items which would have been treated as Deductions in the absence of such Sale/Leaseback Transaction; and (d) all subsequent sales, transfers or assignments of either Buyer's interest in the Inn or Seller's interest in the Inn will be treated as Sales of the Inn. Owner will not enter into any Sale/Leaseback Transaction unless Management Company and the proposed Buyer have previously executed a mutually satisfactory attornment agreement pursuant to which, as of the date of the termination of Seller's leasehold interest, the provisions of this Agreement will (unless there has been an Event of Default or other event entitling either party to terminate this Agreement) be binding both on Management Company and on Buyer (as the successor "Owner"); such attornment agreement will also contain an immediately-effective provision which will incorporate the terms of Section 6.8 of this Agreement, binding both on Management Company and on Buyer.


                                  ARTICLE VII

                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

     7.1  Working Capital
          ---------------

          A. Owner shall, from time to time during the Term of this Agreement, provide Management Company, within thirty (30) days after Owner's receipt of written request therefor by Management Company, with the funds necessary to maintain Working Capital at levels determined by Management Company to be reasonably necessary to operate the Inn in accordance with the Residence Inn System Standards. Any such request by Management Company shall be accompanied by a detailed explanation of the reasons for the request. If Owner fails to respond to any such request within thirty (30) days after Owner's receipt thereof, Management Company shall be entitled, at its option, without affecting other remedies which may be available pursuant to Article XVI, to lend Owner the necessary additional Working Capital from Management Company's own funds, which loan will bear interest at the Interest Rate (compounded annually), and will be secured by a security interest subordinate to any Qualified Loan encumbering all Working Capital previously or thereafter provided by either Owner or Management Company, and will be repaid in accordance with such terms and conditions as Management Company shall at that time reasonably determine.

          B. Management Company will manage the Working capital of the Inn prudently and in accordance with the Residence Inn System Standards. Management Company shall review and analyze the Working Capital needs of the Inn on an annual basis. If Management Company reasonably determines that there is excess Working Capital, such excess shall be returned to Owner.

          C. Working Capital provided by Owner pursuant to this Section 7.1 shall remain the property of Owner throughout the Term of this Agreement. Upon Termination, Owner shall retain any of its unused Working Capital, except for Inventories purchased by Management Company pursuant to Section 10.2.

          D. If Owner owns other inns in the Residence Inn By Marriott System which are operated by Management Company, Management Company, at its option, may co-mingle the Working Capital for the Inn with the Working Capital account for Owner's other inn(s) in a single bank account.

     7.2  Fixed Asset Supplies
          --------------------

     As of the Effective Date, Owner shall provide the Inn with the Fixed Asset Supplies which are necessary to operate the Inn in accordance with the Residence Inn System Standards. Owner shall, from time to time thereafter during the Term of this Agreement, provide Management Company, within thirty (30) days after Owner's receipt of written request therefor by Management Company, with any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Management Company to be necessary to operate the Inn in accordance with the Residence Inn System Standards. Fixed Asset Supplies shall remain the property of Owner throughout the Term of this Agreement, except for Fixed Asset Supplies purchased by Management Company pursuant to Section 10.2.

                                 ARTICLE VIII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------
     8.1  Routine Repairs and Maintenance
          -------------------------------

     Management Company shall maintain the Inn in good repair and condition, to a standard comparable with competitive hotels and in conformity with applicable Legal Requirements and the Residence Inn System Standards, and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems reasonably necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

     8.2  FF&E Reserve
          ------------

          A. Management Company shall establish a reserve account (the "FF&E Reserve") in a bank designated by Management Company (and approved by Owner, such approval not to be unreasonably withheld) to cover the cost of:

          1.  Replacements and renewals to the Inn's FF&E;

          2. Certain routine repairs and maintenance to the Inn building which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like (but which are not major repairs, alterations, improvements, renewals or replacements to the Inn's buildings' structure, roof, or exterior facade, or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which shall be governed exclusively by Section 8.3); and

          3. At Management Company's option, lease payments for Telephone and Office Equipment, Shuttle Vehicles and computer equipment used in connection with the operation of the Inn.

     Management Company agrees that it will, from time to time, execute such reasonable documentation as may be requested by any Qualified Lender to assist such Qualified Lender in establishing or perfecting its security interest in the funds which are in the FF&E Reserve; provided, however, that no such documentation shall contain any amendment or modification of any of the provisions of this Agreement, including this Section 8.2.

          B. During the period of time from the Effective Date through the Termination of this Agreement, subject to the provisions of Sections 8.2.E and 8.2.F, Management Company shall transfer (as of the end of each Accounting Period) into the FF&E Reserve an amount equal to five percent (5%) of Gross Revenues for that Accounting Period. All such amounts transferred into the FF&E Reserve after the Effective Date shall be paid from Gross Revenues and shall constitute Deductions in determining Operating Profit.

          C. Each year, at the same time as Management Company submits the Annual Operating Budget described in Section 9.3, shall be entitled to depart therefrom, in its reasonable discretion, provided that: (a) such departures from the applicable FF&E Estimate result from circumstances which could not reasonably have been foreseen at the time of the submission of such FF&E Estimate; and (b) such departures from the applicable FF&E Estimate are in the best interest of the Inn; and (c) if the deviations from the FF&E Estimate are greater than Ten Thousand Dollars ($10,000) as adjusted by the GDP Deflator on each anniversary of the Effective Date, Management Company has submitted to Owner a revised FF&E Estimate setting forth and explaining such departures. At the end of each

Fiscal Year, any amounts remaining in the FF&E Reserve shall be retained in the FF&E Reserve, and shall be carried forward to the next Fiscal Year. Upon a Sale of the Inn funds in the FF&E Reserve will not be affected (or, if withdrawn, will be replaced as set forth in Section 19.1.D), and all dispositions of such funds (both before and after such Sale of the Inn) will continue to be made exclusively pursuant to the provisions of this Agreement. Proceeds from the sale of FF&E no longer necessary to the operation of the Inn shall be deposited in the FF&E Reserve, as shall any interest which accrues on amounts placed in the FF&E Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the FF&E Reserve, shall either (x) result in any reduction in the required contributions to the FF&E Reserve set forth in subsection B above, or (y) be included in Gross Revenues. Telephone and Office Equipment, as well as Shuttle Vehicles and computer equipment used in connection with the operation of the Inn are the only items of FF&E which Management Company is authorized to lease (rather than purchase). At Management Company's option, lease payments with respect to Telephone and Office Equipment, and Shuttle Vehicles and computer equipment used in connection with the operation of the Inn shall be paid out of the FF&E Reserve, as set forth in
Section 8.2.A above. If Management Company proposes that other items of FF&E (other than Telephone and Office Equipment, as well as Shuttle Vehicles and computer equipment used in connection with the operation of Inn) should be leased rather than purchased, Management Company shall submit such proposal to Owner for Owner's approval (not to be unreasonably withheld); in connection with the foregoing, it is understood that the failure of a Qualified Lender to approve such leasing proposal shall justify Owner in withholding its approval thereof, regardless of whether withholding such approval would otherwise be deemed to be unreasonable.

          D. The percentage contribution for the FF&E Reserve which is described in Section 8.2.B is an estimate. As the Inn ages, this percentage may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements and renewals to the Inn's FF&E, or to make the repairs to the Inn building of the nature described in Section 8.2.A.2, which are required to maintain the Inn in accordance with the Residence Inn System Standards and comparable with competitive hotels. If (i) any FF&E Estimate prepared in good faith by Management Company exceeds the available funds in the FF&E Reserve or would cause a shortfall to occur in future years , and (ii) Management Company has prepared and delivered to Owner a financial plan describing the shortages in the available funding in the FF&E Reserve for the Fiscal Years in question, Management Company will have the right, during the time periods described in such financial plan, to increase the percentage of Cross Revenues set forth in
Section 8.2.B to a higher percentage, provided that in no event will such percentage exceed six percent (6%) of Gross Revenues per Fiscal Year.


          E.  If any FF&E Estimate which is prepared in accordance with clauses
(i) and (ii) of Section 8.2.E would require funding in excess of six percent (6%) of Gross Revenues per Fiscal Year, Owner may either:

          1.  Agree to increase the percentages of Gross Revenues set forth in
     Section 8.2.B to provide the additional funds required; or

          2. Make a lump-sum contribution to the FF&E Reserve in the necessary amount (in which case, such lump-sum contribution shall be an Owner Deduction and shall be reimbursed to Owner in equal annual payments over the useful life of the FF&E which is purchased, and such reimbursements shall be deductions).

     If Owner elects not to agree to either option 1 or option 2 above within thirty (30) days after the submission of such FF&E Estimate (or, if Owner has elected option 2, and has not funded the required amount within sixty (60) days after expiration of the aforesaid thirty (30) day period), Management Company shall be entitled, at its option, to terminate this Agreement by written notice to Owner, (with a copy to each Qualified Lender) which notice shall be delivered no later than ninety (90) days after the expiration of the sixty (60) day period described in the preceding sentence. The effective date of such Termination shall be the date set forth in such notice, provided that in no event shall the effective date of such Termination be less than one hundred eighty (180) days, and no more than three hundred sixty five (365) days after the date of such notice. Such failure to fund by Owner shall not be deemed a Default by Owner under Article XVI, and Management Company shall not be entitled to any remedies with respect to such failure other than such termination of this Agreement and as set forth in
Section 8.3.E. If Owner owns any other inn(s) in the Residence Inn By Marriott System which is (are) operated by Management Company, Management Company shall co-mingle the FF&E Reserve for the Inn with the FF&E reserve account for Owner's other inn(s) in a single bank account unless such co-mingling is prohibited by any Qualified Lender.

     8.3  Building Alterations, Improvements, Renewals. and Replacements
          --------------------------------------------------------------

          A. Management Company shall prepare an annual estimate (the "Building Estimate") of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in
Section 8.2.A.2) to the structure or exterior facade of the Inn mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Inn building. Management Company shall submit each such Building Estimate to Owner for its approval at the same time the Annual Operating Budget is submitted, and Management Company shall not make any expenditures for such purposes without the prior written consent of Owner. Owner shall not unreasonably withhold its consent with respect to such changes, repairs, alterations, improvements, renewals or replacements to the Inn as are required by reason of any Legal Requirement, or required under Management Company's current life-safety standards (provided that, in order for any such life-safety standards to be "required" within the meaning of this Section 8.3.A, such standards must be both required and in the process of being implemented at a majority of the inns within the Residence Inn System operated by Management Company which are comparable to the Inn), or otherwise required for the continued safety of guests or prevention of material damage to property, including the removal of Hazardous Materials in compliance with all Environmental Laws pursuant to Section 20.10).

          B. In the event of the receipt by Management Company of a governmental order or other circumstances described in Section 8.3.A above, Management Company shall give Owner notice thereof within five (5) business days thereafter or sooner if circumstances reasonably warrant. Management Company shall then be authorized (but not obligated) to take appropriate remedial action without receiving Owner's prior consent as follows: (i) in an emergency threatening the Inn, its guests, invitees or employees; or (ii) if the continuation of the given condition could (in Management Company's reasonable judgment) subject Management Company and/or Owner to either criminal or more than de minimis civil liability, and Owner has either failed to remedy the
     ----------
situation or has failed to take appropriate legal action to stay the effectiveness of any applicable Legal Requirement. Management Company shall cooperate with Owner in the pursuit of any such action and shall have the right to participate therein. Owner shall reimburse Management Company for any costs incurred by Management Company in connection with any such remedial action within thirty

(30) days after Owner's receipt of notice from Management Company of the amount of such costs.

          C. The cost of all changes, repairs, alterations, improvements, renewals or replacements referred to in Section 8.3.A or 8.3.B (including the expenses incurred by either Owner or Management Company in connection with any civil or criminal proceeding described above) shall be borne solely by Owner, and shall not be paid from Gross Revenues or from the FF&E Reserve. Any failure of Owner to either (i) approve and provide funding for any proposed expenditures pursuant to the last sentence of Section 8.3.A, within seventy-five (75) days after Management Company's request therefor, or (ii) in the case of any Legal Requirement which is described in Section 8.3.B, to either comply therewith or to stay the effectiveness of such Legal Requirement during the period of any contesting thereof, shall be a Default by Owner. In such event, Management Company shall be entitled (without affecting its other remedies under Article
XVI) to terminate this Agreement upon ninety (90) days' written notice to Owner; (with a copy to each Qualified Lender); provided, however, that Management Company shall have the right to stipulate such shorter period of time as may be appropriate, given the time periods which are mandated by Legal Requirements, as described in Section 8.3.A, or given Management Company's good faith concerns about its own civil and/or criminal liability.

          D. Management Company shall have the right, from time to time, to set forth in any Building Estimate (in addition to the expenditures described in
Section 8.3.A) such changes, alterations or improvements to the Inn as are required, in Management Company's reasonable judgment, to keep the Inn in a competitive, efficient and economical operating condition, in accordance with the Residence Inn System Standards which Management Company shall substantiate by demonstrating a reasonable return on the proposed investment to be made by Owner). The cost of all changes, alterations or improvements referred to in this Section 8.3.D shall be paid, to the extent reasonably possible (given the requirement, set forth in Section 8.2, that the balance in the FF&E Reserve be maintained at a level sufficient to maintain the Inn in accordance with the Residence Inn System Standards) from the FF&E Reserve, and Owner shall pay such costs from its own funds only to the extent there are not adequate funds for such purpose in the FF&E Reserve. Any failure of Owner to approve and fund the Owner's portion of any proposed expenditures pursuant to Section 8.3.D, as described in the preceding sentence, or provide funding for items in Section 8.3.A (other than those items included in the last sentence of Section 8.3.A) within sixty (60) days after Management Company's request therefor, shall not be a Default by Owner but shall entitle Management Company to terminate this Agreement and receive payment of the fee set forth in
Section 8.3.E. Such Termination shall be evidenced by written notice to Owner, (with a copy to each Qualified Lender) which notice shall be delivered to Owner no later than ninety (90) days after the expiration of the sixty (60) day period described in the preceding sentence. The effective date of such Termination shall be the date stated by Management Company in such notice, provided that such effective date shall be no less than one hundred eighty (180) days, and no more than three hundred sixty (360) days, after the date of such notice. It is understood that "alterations" and "improvements" which either (a) increase or decrease the number of guest rooms in the Inn, or (b) involve changing the architectural footprint of the Inn or involve other significant changes in the structural design of the Inn, in any case by more than a de minimis amount, are
                                                         ----------
beyond the scope of this Article VIII, and would require an amendment of this Agreement prior to implementation by either party.

          E. Notwithstanding anything to the contrary in Section 8.2.F or 8.3.D, if Owner owns five (5) or fewer inns in the Residence Inn System which are managed by Management Company, and Management Company elects to terminate the Management Agreement due to: (i) Owner's failure to elect either option 1 or 2 in Section 8.2.F; (ii) Owner's failure to fund the required amount in Section 8.2.F, having elected option 2, or (iii) Owner's failure to fund pursuant to
Section 8.3.D, as applicable, then upon Management Company's election to terminate the Management Agreement, which pursuant to both Sections 8.2.F and 8.3.D must (a) be made within ninety (90) days following the expiration of the time period in which Owner must provide such additional funds, and (b) set forth an effective date of such Termination which is no less than one hundred eighty
(180) days and no more than three hundred sixty five (365) days after the date of such notice, then, Owner agrees to pay to Management Company a fee equal to three (3) times the Base Management Fee for the prior Fiscal Year (regardless of whether said Base Management Fee was actually paid to Management Company); provided, however, that if, within ten (10) days from receipt of Management Company's notice to terminate, Owner provides the funds required pursuant to
Section 8.2.F or 8.3.D, as applicable, then upon receipt of such funds by Management Company, Management Company's notice to terminate shall be deemed null and void and this Agreement shall continue in full force and effect. Said fee shall be paid to Management Company upon the termination date set forth in the written notice from Management Company to Owner terminating this Agreement. This fee shall be compensation for lost revenue and expenses and not as a penalty. If Owner fails to pay such fee within the time period set forth herein, then Management Company shall have the right (without affecting Management Company's other right under this Agreement) to withhold the amount of such fee from Owner's Distribution.

     8.4  Liens
          -----

     Management Company and Owner shall use their best efforts to prevent any liens from being filed against the Inn which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Inn. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the full cost (including without limitation, all legal fees, court costs, bonding fees and underlying debt) of obtaining the lien release.

     8.5  Ownership of Replacements, Etc.
          ------------------------------

     All repairs, alterations, improvements, renewals or replacements of the Inn which are made pursuant to Article VIII or otherwise shall be the property of Owner. Subject to the provisions of Section 8.2, the funds in the FF&E Reserve shall be the property of Owner.


                                  ARTICLE IX

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------
     9.1  Books and Records
          -----------------

          A. Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Owner may at reasonable intervals during Management Company's normal business hours examine such records. Within seventy-five (75) days following the close of each Fiscal Year, Management Company shall furnish Owner a statement (the "Annual Operating Statement") in reasonable detail summarizing the Inn operations for such Fiscal Year and a certificate of Management Company's chief accounting officer (or its controller or any vice-president), certifying that to the best of his or her knowledge and belief such year-end Annual Operating Statement is true and correct. Owner shall have sixty (60) days after receipt to examine or review (at Owner's sole expense, and not as a Deduction) said Annual Operating Statement. If Owner raises no objections within said sixty
(60) day period, the Annual Operating Statement shall be deemed to have been accepted by Owner as true and correct, and Owner shall have no further right to question its accuracy. If Owner does raise such an objection, by notice to Management Company, Owner shall arrange for an audit to be commenced within sixty (60) days after the date of such objection, and shall diligently cause such audit to be completed within a reasonable period of time. Owner shall pay all costs and expenses of such audit at its sole expense (and not as a Deduction); however, if such audit establishes that Management Company has understated the Operating Profit for that Fiscal Year by five percent (5%) or more, the reasonable costs and expenses of such audit shall be paid as a Deduction.

          B. Upon written request by Owner, but in no event more frequently than annually, Management Company shall prepare and deliver to Owner the Management Analysis Report. In addition, Management Company shall, in connection with an impending Sale of the Inn or proposed commitment by a Qualified Lender to make a Qualified Loan, within thirty (30) days after written request therefor from Owner, prepare and deliver to Owner an updated Management Analysis Report describing significant changes since the effective date of the most recent Management Analysis Report; provided, however that Management Company shall not be required to prepare such updated Management Analysis
Report if a report has been delivered within the previous one hundred twenty
(120) days. The cost and expense of preparing the Management Analysis Report shall be paid as a Deduction.

          C. Owner shall have the right to require that any given Annual Operating Statement will include a reasonably detailed report setting forth the components of Chain Services, the amounts billed for each such component during the Fiscal Year in question and the method of allocation for each such component; provided, however, that Owner must request Management Company to prepare such report by no later than thirty (30) days prior to the date of such Annual Operating Statement.

     9.2  Inn Accounts. Expenditures
          --------------------------

          A. All funds derived from operation of the Inn shall be deposited by Management Company in Inn bank accounts (the "Operating Accounts") in a bank or banks designated by Management Company and approved by Owner. Withdrawals from said accounts shall be made only by representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Inn.

          B. All payments made by Management Company hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided by Owner pursuant to Section 7.1. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Management Company as a result of its operation and management of the Inn pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available to Management Company for that purpose from Gross Revenues.

     9.3  Annual Operating Budget
          -----------------------

          A. Management Company shall submit to Owner for its review, at least thirty (30) days prior to the beginning of each full Fiscal Year after the Effective Date, a preliminary draft of the projection of the estimated financial results of the operation of the Inn during the next Fiscal Year (the "Annual Operating Budget"). Such Annual Operating Budget shall project the estimated Gross Revenues and Operating Profit for the forthcoming Fiscal Year for the Inn. In preparing the Annual Operating Budget for each Fiscal Year, Management Company's goal will be the maximization of the long-term Operating Profit of the Inn, in keeping with the Residence Inn System Standards and the general standards of the hotel industry for similar properties. At Owner's request, Management Company agrees to take reasonable steps to ensure that qualified personnel from Management Company's staff are available to explain the preliminary draft of the Annual Operating Budget, including any material items which have been budgeted at significantly different amounts from the amounts actually experienced (or projected) for the same items in the preceding Fiscal Year. A meeting (or meetings) for such purpose shall be held, at Owner's request, within a reasonable period of time after the submission to Owner of the preliminary draft of the Annual Operating Budget. Management Company will at all times give good faith consideration to Owner's suggestions regarding any Annual Operating Budget. Management Company shall thereafter submit to Owner, within ten (10) days after the beginning of such Fiscal Year, the final Annual Operating Budget.

          B. Management Company shall use its best efforts to adhere to the Annual Operating Budget. It is understood, however, that the Annual Operating Budget is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, materials, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Budget impracticable, and Management Company shall be entitled to depart therefrom for such reasons.

     9.4  Operating Losses: Credit
          ------------------------

          A. To the extent there is an Operating Loss, additional funds in the amount of any such Operating Loss shall be provided by Owner within thirty (30) days after Management Company has given written notice thereof to Owner; provided, however, that if Owner has already received a request from Management Company for additional Working Capital pursuant to Section 7.1.A, and if such request under Section 7.1.A reflects fundamentally the same cash shortage which resulted in a request under this Section 9.4.A, Owner and Management Company shall mutually discuss the extent to which the requests under Section 7.1.A and
Section 9.4.A may overlap, and such requests shall be modified accordingly.

          B. In no event shall either party borrow money in the name of or pledge the credit of the other.

     9.5  Consolidated Reports
          --------------------

     With respect to Management Company's reports, books and records required to be kept and provided to Owner pursuant to Sections 9.1.A, 9.1.B and 9.3.A hereof provided that Owner is also the owner of other hotels in the Residence Inn System and that said Inns are managed by Management Company, Management Company shall have the right, at Management Company's option, to prepare said reports on a consolidated basis rather than by individual inn; provided, however that if Owner reasonably determines that it requires individual reports for each individual inn and requests individual reports from Management Company in writing, together with Owner's reasons for requesting such individual reports, Management Company shall comply with such request.

                                   ARTICLE X
                    PROPRIETARY MARKS; INTELLECTUAL PROPERTY
                    ----------------------------------------

     10.1  Proprietary Marks
           -----------------

           A. During the Term of this Agreement, the Inn shall be known as a "Residence Inn", "Residence Inn by Marriott" or "Marriott Residence Inn" with such additional identification as may be agreed to by Owner and Management Company to provide local identification. If the name of the "Residence Inn System" is changed, Management Company shall have the right to change the name of the Inn to conform thereto.

           B. The name "Marriott", "Residence Inn", "Residence Inn by Marriott" and "Marriott Residence Inn" whether used alone or in connection with another word or words, and all other Proprietary Marks shall in all events remain the exclusive property of Management Company and its Affiliates. Owner shall have no right to use the Marriott or Residence Inn name or any other Proprietary Mark; provided, however, that Owner shall have the right, during the Term of this Agreement, to have Proprietary Signage installed (in strict conformance with the specifications provided by Management Company prior to the Effective Date, or subsequent specifications provided by Management Company from time to time during the Term) in the Inn and on the Site.

           C. Except as provided in Section 10.2, upon Termination, any use of or right to use the Marriott or Residence Inn name or any other Proprietary Mark under this Agreement by Owner shall immediately cease. As of the date of Termination, Management Company shall remove all Proprietary Signage from the Inn and from the Site (and from any locations other than the Site). The cost of such removal shall be paid as set forth in Section 4.2.E.

           D. Notwithstanding the foregoing, those trademarks, trade names, symbols, logos and designs which are specifically listed on Exhibit "E" shall be deemed "Proprietary Marks" only during the Term of this Agreement; upon a Termination, the exclusive control of such Proprietary Marks shall revert to Owner.

     10.2  Purchase of Inventories and Fixed Asset Supplies
           ------------------------------------------------

     Upon Termination, Management Company shall have the option, to be exercised no later than thirty (30) days prior to Termination, to elect to purchase, at their then book value, any items of the Inn's Inventories and Fixed Asset Supplies as may be marked with the Marriott or Residence Inn name or any other Proprietary Mark. In the event ManagementCompany does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Inn until they are consumed.

     10.3  Computer Software and Equipment
           -------------------------------

           A. All Software is and shall remain the exclusive property of Management Company or one of its Affiliates (or the licensor of such Software, as the case may be), and Owner shall have no right to use, or to copy, any Software.

           B. Upon Termination, Management Company shall have the right to remove from the Inn, without compensation to Owner, all Software. Furthermore, upon Termination, Management Company shall be entitled to remove from the Inn any computer equipment which is utilized as part of a centralized reservation or property management system or is otherwise considered proprietary by Management Company. If any of such removed computer equipment is owned by Owner, Management Company shall reimburse

Owner for all previous expenditures made by Owner for the purchase of such equipment, subject to a reasonable allowance for depreciation.

     10.4  Intellectual Property
           ---------------------

     All Intellectual Property shall at all times be proprietary to Management Company or its Affiliates, and shall be the exclusive property of Management Company or its Affiliates. During the Term of this Agreement, Management Company shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential and is not disclosed to anyone other than Management Company's employees at the Inn. Upon Termination, all Intellectual Property shall be removed from the Inn by Management Company, without compensation to Owner.

     10.5  Breach of Covenant
           ------------------

     Management Company and/or its Affiliates shall be entitled, in case of any breach of the covenants of Article X by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article X shall survive Termination.



                                  ARTICLE XI

                           POSSESSION AND USE OF INN
                           -------------------------

     11.1  Quiet Enjoyment
           ---------------

     Owner covenants that, so long as: (i) an Event of Default by Management Company has not occurred under Article XVI of this Agreement; and (ii) Owner does not have the right to terminate this Agreement under any other Section of this Agreement, Management Company shall quietly hold, occupy and enjoy the Inn throughout the Term hereof free from hindrance or ejection by Owner or other party claiming under, through or by right of Owner (except as may be otherwise set forth in Section 6.4). Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation. Nothing set forth in the preceding sentence, however, shall be deemed to create a recourse obligation by Owner to pay any payment or charge pursuant to a contract which is non-recourse to Owner.

     11.2  Use
           ---
           A. Management Company shall use the Inn solely for the operation of a hotel pursuant to the Residence Inn System Standards, and for all activities in connection therewith which are customary and usual to such an operation.

           B. Management Company shall comply with and abide by all applicable Legal Requirements pertaining to its operation of the Inn, provided that: (i) all costs and expenses (other than those which are specifically described in clauses (ii) or (iii) of this Section 11.2.B) of such compliance shall be paid from Gross Revenues as Deductions in the computation of Operating Profit; (ii) all costs and expenses of compliance with Environmental Laws shall be paid as set forth in Section 20.10; (iii) all costs and expenses of compliance with the Legal Requirements which are described in Section 8.3.A shall be paid as set forth in Section 8.3; and (iv) Management Company shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such Legal Requirements (provided that the consent of Owner, not to be unreasonably withheld, shall be obtained prior to initiating any such proceedings which directly involve Owner's ownership interest in the Inn in a material manner. The reasonable expenses of any such contest shall be paid from Gross Revenues as Deductions.

     11.3  Chain Services
           --------------

           A. Management Company shall, beginning with the Effective Date and thereafter during the Term of this Agreement, cause to be furnished to the Inn certain services ("Chain Services") which are furnished generally on a central or regional basis to other Residence Inn hotels in the Residence Inn System managed by the Manager. Chain Services shall include: (i) national sales office services; central training services; career development; and the Residence Inn computer payroll and central accounting services; and (ii) such additional central or regional services as are or may be, from time to time, furnished for the benefit of hotels in the Residence Inn System or in substitution for services now performed at individual inns which may be more efficiently performed on a group basis; including, but not limited to, regional managers and accounting staff; provided, however, that services not currently included in chain services pursuant to subsections 11.3.A(i) and 11.3.A(ii) above, shall only be added to "Chain Services" if, and to the extent that, such services: (a) are not services included in the Residence Inn System Fee (it being understood that Management Company's sole compensation for providing the Residence Inn System Services shall be receipt of the Residence Inn System Fee); (b) are not services relating to non-routine work (it being understood that the cost and expense of such non-routine services shall be Deductions as set forth in paragraph 6 of the definition of Operating Profit); and (c) are either (x) new services (i.e., not previously performed at or for the Inn) or (y) services which theretofore had been performed at the Inn, but which can be performed more efficiently and economically on a centralized or regional basis.

           B. Costs and expenses incurred in the providing of Chain Services shall be allocated on a fair and equitable basis among all Residence Inns owned, leased or managed by Management Company Deductions pursuant to said paragraph 8 of the definition of "Operating Profit" without regard to the aforesaid limitation.

     11.4  Owner's Right to Inspect
           ------------------------

     Owner or its agents shall have access to the Inn at all reasonable times for the purpose of inspection or showing the Inn to prospective purchasers, tenants or Holders.

     11.5  Indemnity
           ---------

           A. Management Company shall indemnify and hold harmless Owner (and any officer, director, employee, advisor, partner or shareholder of Owner) in respect of, and, at Owner's request, shall defend any action, cause of action, suit, debt, cost, expense (including, without limitation, reasonable attorneys' fees), claim or demand whatsoever brought or asserted by any third person whomsoever, at law or in equity, arising by reason of: (i) liabilities stemming from general corporate matters of Management Company or its Affiliates, to the extent the same are not directly and primarily related to the Inn; (ii) infringement and other claims relating to the Proprietary Marks; (iii) if Management Company intentionally or negligently fails to maintain insurance coverage that it is required to maintain pursuant to this Agreement, the excess of the amount of any liability or loss that would have been covered over the amount of any applicable deductible; and (iv) the bad faith or willful misconduct of Management Company or its Affiliates, or any of their employees, servants or agents or other persons for whom they are responsible, resulting in a claim for bodily injury, death or property damage occurring on, in or in conjunction with the business of the Inn, to the extent that such claim exceeds the insurance proceeds (including Inn Retentions) which are available to pay such claim.

           B. If any claim, action or proceeding is made or brought against Owner, against which claim, action or proceeding Management Company shall be obligated to indemnify pursuant to the terms of this Agreement, then, upon demand by the Owner, Management Company, at its sole cost and expense, shall resist or defend such claim, action or proceeding (in Owner's name, if necessary), using such attorneys as the Owner shall approve, which approval shall not be unreasonably withheld. If, in the Owner's reasonable opinion, (i) there exis ts a conflict of interest which would make it inadvisable to be represented by counsel for Management Company, or (ii) there are legal defenses available to Management Company that are different from or inconsistent with those available to Owner, or (iii) there are claims at issue which are not covered by Management Company's insurance, Owner shall be entitled to retain its own attorneys, and Management Company shall pay the reasonable fees and disbursements of such attorneys.

           C. Matters with respect to which Management Company has specifically agreed to indemnify Owner under other provisions of this Agreement (for example, Section 14.1 regarding "Employee Claims", and Section 20.11 regarding environmental matters) are to be treated exclusively under such other provisions and not under this Section 11.5.


                                  ARTICLE XII

                                   INSURANCE
                                   ---------
     12.1  Interim Insurance
           -----------------
     [Intentionally omitted]

     12.2  Property and Operational Insurance
           ----------------------------------

     Management Company shall, commencing with the Effective Date and thereafter during the Term of this Agreement, procure and maintain, either with insurance companies of recognized responsibility or by legally qualifying itself as a self insurer, a minimum of the following insurance:

           A. Property insurance on the Inn building(s) and contents against loss or damage by fire, lightning and all other risks covered by the usual extended coverage endorsement, all in an amount not less than one hundred percent (100%) of the replacement cost thereof (excluding the cost of foundations and excavations);


           B. Boiler and machinery insurance against loss or damage from explosion of boilers or pressure vessels to the extent applicable to the Inn;

           C. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 12.2 A and B, which shall be of a type and in such amounts that such coverage shall in no event be for less than one
(1) year) as are generally established by Management Company at similar hotels it owns, leases or manages under the Residence Inn name in the United States;

           D. General liability insurance against claims for bodily injury, death or property damage occurring on, in, or in conjunction with the business of the Inn, and automobile liability insurance on vehicles operated in conjunction with the Inn, with a combined single limit for each occurrence of not less than Twenty-Five Million Dollars ($25,000,000.00); representatives of Management Company and Owner shall meet, at Owner's request, at intervals of approximately once every five (5) years, to review the adequacy of such limit;

           E. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Management Company's employees at the Inn;

           F. Fidelity bonds, with reasonable limits to be determined by Management Company, covering its employees in job classifications normally bonded in other similar hotels it leases or manages under the Residence Inn name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Management Company and Owner mutually agree it is necessary for the Inn; and

           G. Such other insurance in amounts as Management Company and Owner, in their reasonable judgment, mutually deem advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Inn.

     12.3  General Insurance Provisions
           ----------------------------

           A. All insurance described in Section 12.2 may be obtained by Management Company by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Upon the request of either Owner or any Qualified Lender, representatives of the requesting party shall be entitled to examine, at Management Company's corporate headquarters, all insurance policies maintained by Management Company regarding the Inn.

           B. Management Company may self insure or otherwise retain such risks or portions thereof as it does with respect to other similar hotels it owns, leases or manages under the Residence Inn name in the United States.

           C. All policies of insurance required under Section 12.2 shall be carried in the name of Management Company. The policies required under Sections 12.2.A, B, C and D shall include the Owner as an additional insured. Upon notice by the Owner, Management Company shall also have the policies required under Sections 12.2.A, B, C and D include any Qualified Lender as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear. Any Mortgage on the Inn shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 12.2.A and B shall, with respect to any casualty involving less than fifty percent (50%) of the replacement cost of the Inn, be available for repair and restoration of the Inn.

           D. Management Company shall deliver to the Owner certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

           E. All certificates of insurance provided for under Article XII shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Owner.

           F. The term "Inn Retention" shall mean the amount of any loss or reserve under Management Company's blanket insurance or self-insurance programs which is allocated to the Inn, not to exceed the higher of (a) the maximum per occurrence limit established for similar hotels participating in such programs, or (b) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties, etc.). If the Inn is not a participant under Management Company's blanket insurance or self-insurance programs, "Inn Retention" shall mean the amount of any loss or reserve allocated to the Inn, not to exceed the insurance policy deductible.

     12.4  Cost and Expense
           ----------------
           A.  [Intentionally omitted]

           B. Insurance premiums and any other costs or expenses with respect to the insurance or self-insurance required under Section 12.2, including any Inn Retention, shall be paid from Gross Revenues as Deductions. To the extent that such costs or expenses include reimbursement by Management Company of its own costs or expenses, or those of one of its Affiliates, such costs or expenses shall be generally competitive (as calculated over the Term of this Agreement) with costs and expenses of nonaffiliated entities providing similar services. Such premiums and costs shall be allocated on an equitable basis to the hotels participating under Management Company's blanket insurance or self-insurance programs. Any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Upon Termination, an escrow fund in an amount reasonably acceptable to Management Company shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any Inn Retention and all other costs which will eventually have to be paid by either Owner or Management Company with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of this Agreement. Upon the final disposition of all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Owner.

     12.5  Owner's Option to Obtain Certain Insurance
           ------------------------------------------

     Owner may, at its option, by written notice to Management Company which shall be delivered no later than ninety (90) days prior to the natural expiration of the insurance policies which Management Company has obtained pursuant to Section 12.2.A, B and C, procure and maintain the insurance specified in Section 12.2.A, B and C (in which case Management Company shall allow such policies obtained by it under Section 12.2.A, B, and C to expire), subject to the following terms and conditions:

           A. All such policies of insurance shall be carried in the name of Owner, with Management Company as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear. The documentation with respect to each Secured Loan shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 12.1.A and B shall be available for repair and restoration of the Inn, to the extent required pursuant to Section 12.3.C. However, any Holder of such Secured Loan shall be entitled to impose reasonable conditions on the disbursement of insurance proceeds for the repair and/or restoration of the Inn, including a demonstration by Owner and/or Management Company that the amount of such proceeds (together with other funds Owner agrees to make available) is sufficient for such purpose.

           B. Owner shall deliver to Management Company certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

           C. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially change a without at least thirty (30) days' prior written notice to the certificate holder.

           D. Premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Owner exceeds the cost of Management Company's comparable coverage by more than ten percent (10%), all such excess costs shall be the sole responsibility of Owner and shall not be a Deduction.

           E. Should Owner exercise its option to procure the insurance described in this Section 12.5, Owner hereby waives its rights of recovery from Management Company or any of its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to the Inn, and any resultant interruption of business.

           F. Should Owner exercise its right to obtain the insurance described in this Section 12.5, Owner acknowledges that Management Company is under no obligation to thereafter include the Inn in its blanket insurance program (with respect to the coverage described in Section 12.2.A, B and C) for the balance of the Term of this Agreement. However, upon a Sale of the Inn, a successor Owner shall have the right, notwithstanding the fact that the previous Owner may have obtained insurance in accordance with this Section

12.5, to have the Inn included in Management Company's blanket insurance program (provided that the Inn, as of that point in time, satisfies the applicable criteria for admission to such program, as established by the program's insurance carriers) by making a written request to Management Company for such inclusion not later than thirty (30) days after the date on which such party becomes the Owner.

           G. All insurance procured by Owner hereunder shall be obtained from reputable insurance companies reasonably acceptable to Management Company.



                                 ARTICLE XIII

                                     TAXES
                                     -----

     13.1  Real Estate and Personal Property Taxes
           ---------------------------------------

           A. Except as specifically set forth in subsection B below, all Impositions which accrue during the Term of this Agreement (or are properly allocable to such Term under generally accepted accounting principles) shall be paid by Management Company from Gross Revenues, as a Deduction, before any fine, penalty, or interest is added thereto or lien placed upon the Inn or the Agreement, unless payment thereof is stayed; provided, however, that Management Company shall not be responsible for any fine, penalty or interest resulting through no fault of Management Company or caused by Owner. Owner shall within five (5) business days after the receipt of any invoice, bill, assessment, notice or other correspondence relating to any Imposition, furnish Management Company with a copy thereof. Management Company shall, within the earlier of thirty (30) days of payment or five (5) business days following written demand by Owner, furnish Owner with copies of official tax bills and assessments which Management Company has received, and evidence of payment or contest thereof. Either Owner or Management Company (in which case each

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

party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any negotiations or proceedings with respect to any such contest shall either (i) be paid from Gross Revenues and be a Deduction in determining Operating Profit; or (ii) be considered an Owner Deduction; provided, however that in the event either Owner or Management Company spends in excess of Five Thousand Dollars ($5,000.00) with respect to such contest, such party shall provide written notice to the other party and the other party shall approve or disapprove of such expenditure within ten (10) days following receipt of such notice. Failure of such party to approve or disapprove such expenditure shall be deemed approval. In the event that either party's expenditures in excess of Five Thousand Dollars ($5,000.00) are not approved by the other party such party may nevertheless proceed to spend whatever funds are necessary with respect to such contest; provided, however, that any amounts in excess of Five Thousand Dollars ($5,000.00) (or such higher amount as may have been approved by the other party) shall be at the sole cost of Owner or Management Company, as the case may be, and shall not be considered an Owner Deduction by Owner nor be considered a Deduction from Operating Profit by either Owner or Management Company.

           B. The word "Impositions", as used in this Agreement, shall not include the following, all of which shall be paid solely by Owner, not from Gross Revenues nor from the FF&E Reserve:

     1. Any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner, or any income tax imposed on any income of Owner (including distributions to Owner pursuant to Article V hereof);

     2. Special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Inn (regardless of whether or not they also benefit other buildings), which assessments shall not be treated as Deductions, but rather shall be added to the Additional Invested Capital as of each payment by Owner with respect thereto; provided, however, that any installments (after the Effective Date) of any assessments which were levied or imposed prior to the Effective Date shall be Deductions;

     3. "Impact Fees" (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required of Owner as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall not be treated as Deductions, but rather shall be added to the Additional Invested Capital as of each payment by Owner with respect thereto; provided, however, that any installments (after the Effective
Date) of any impact fees which were levied or imposed prior to the Effective Date shall be Deductions; and

     4. "Tax-increment financing" or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Inn by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.

           C. Owner shall have the right to require Management Company to establish an escrow account (with either any Qualified Lender or another entity reasonably acceptable to both Owner and Management Company) from which Impositions will be paid. Payments into such escrow account will be Deductions. Any interest which accrues on

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

amounts deposited in such escrow account shall be added to the balance in such escrow account and used to pay Impositions.


                                  ARTICLE XIV

                                 INN EMPLOYEES
                                 -------------

     14.1  Employees
           ---------

           A. All personnel employed at the Inn shall be the employees of Management Company. Management Company shall have absolute ' discretion to hire, promote, supervise, direct, train and discharge all employees at the Inn, to fix their compensation and, generally, establish and maintain all policies relating to employment.

           B. Management Company shall decide which, if any, of the Inn's employees shall reside at the Inn (provided that Owner's prior approval shall be obtained if more than one such employee and his or her immediate families reside at the Inn), and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Management Company except in accordance with usual practices of the hotel and travel industry.

           C. Any proposed settlement of any Employee Claim where the amount proposed to be offered to the employee by Management Company is in excess of the Settlement Threshold Amount shall be jointly approved by Management Company and Owner. Any dispute between Owner and Management Company as to whether Management Company's settlement recommendation is reasonable, where such proposed settlement is in excess of the Settlement Threshold Amount shall be resolved by arbitration under Section

20.13 hereof; provided that Management Company shall have the right to settle any Employee Claim (prior to the arbitration on the reasonableness of the settlement, as described in this sentence) based on Management Company's recommendation, which shall be Management Company's reasonable estimate, in good faith, by using: (i) funds from Gross Revenues (as a Deduction) up to the amount of Owner's settlement recommendation, which shall be Owner's reasonable estimate, in good faith; and (ii) Management Company's own funds to the extent Management Company's recommendation exceeds the amount described in subparagraph
(i) above. Following the settlement of such Employee Claim, the parties will arbitrate under Section 20.13 the issue of whether Management Company's settlement recommendation was reasonable under the circumstances. If the arbitrators decide that Management Company's recommendation was reasonable, Management Company shall be entitled to reimburse itself from Gross Revenues (as a Deduction) in the amount of the funds advanced under subparagraph (ii) above, together with accrued interest thereon at the Prime Rate. If the arbitrators decide that Management Company's settlement recommendation was not reasonable, then Management Company shall not be entitled to any reimbursement of the amounts advanced by it under subparagraph (ii) above, nor to accrued interest thereon.

           D. Management Company shall pay from its own funds, and not from Gross Revenues, any Employee Claim where the basis of such Employee Claim is conduct by Management Company which: (i) is a substantial violation of the standards of responsible labor relations as generally practiced by prudent owners or operators of similar hotel properties in the general geographic area of the Inn; and (ii) is not the isolated act of individual employees, but rather is a direct result of corporate policies of Management Company which either encourage or fail to discourage such conduct. In addition,

Management Company shall indemnify, defend and hold harmless Owner from and against any fines or judgments arising out of such conduct, and all Litigation expenses (including reasonable attorneys' fees and expenses) incurred in connection therewith. Any dispute between Owner and Management Company as to whether or not certain conduct by Management Company is not in accordance with the aforesaid standards shall be resolved by arbitration under Section 20.13 hereof. The arbitration proceedings described in the preceding sentence shall be conducted independently of any arbitration proceedings with respect to such Employee Claim pursuant to the applicable employee-related contract and/or pursuant to Section 14.1.C of this Agreement.

           E. With respect to all Litigation or arbitration involving Employee Claims in which both Management Company and Owner are involved as actual or potential defendants, Management Company shall have exclusive and complete responsibility (subject to the rights of Owner to approve certain settlements, as set forth in Section 14.1.C) for the resolution of such Employee Claims. In the event that any Employee Claim is made against Owner, but not against Management Company, Owner shall give notice to Management Company of the Employee Claim in a timely manner so as to avoid any prejudice to the defense of the Employee Claim, provided that Management Company shall in all events be so notified within twenty (20) days after the date such Employee Claim is made against Owner. Management Company will thereafter assume exclusive and complete responsibility for the resolution of such Employee Claim.

           F. At Termination, other than by reason of an Event of Default of Management Company hereunder, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Management Company for all costs and expenses incurred by Management Company which arise out of either the transfer or the termination of employment of Management Company's employees at the Inn, such as reasonable transfer costs, severance pay, unemployment compensation and other employee liability costs.


                                  ARTICLE XV

                    DAMAGE  CONDEMNATION AND FORCE MAJEURE
                    --------------------------------------

     15.1  Damage and Repair
           -----------------

           A. If, during the Term hereof, the Inn is damaged or destroyed by fire, casualty or other cause, Owner shall, with all reasonable diligence, to the extent that proceeds from the insurance described in Section 12.2 are available (subject to the provisions of any Mortgage encumbering the Inn, but with the limitations described in Section 12.3.C) for such purpose, repair or replace the damaged or destroyed portion of the Inn to the same condition as existed previously.

           B. In the event damage or destruction to the Inn from any cause materially and adversely affects the operation of the Inn and Owner fails to timely (subject to Force Majeure, and subject to unreasonable delays caused by Management Company, including unreasonable delays in adjusting the insurance claim with the carriers which participate in Management Company's blanket insurance program) commence and complete the repairing, rebuilding or replacement of the same so that the Inn shall be substantially the same as it was prior to such damage or destruction, such action shall be deemed an Event of Default by Owner pursuant to Section 16.1.E and Management Company may, at its option, elect to terminate this Agreement upon one hundred twenty (120) days' written notice in addition to its remedies under Section 16.3.

     15.2  Condemnation
           ------------

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

           A. In the event all or substantially all of the Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the even* a portion of the Inn shall be so taken, but the result is that it is unreasonable to continue to operate the Inn, this Agreement shall terminate.

           B. In the event a portion of the Inn shall be taken by the events described in Section 15.2.A, or the entire Inn is affected but on a temporary basis and the result is not to make it unreasonable to continue to operate the Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Inn equivalent to its condition prior to such event shall be used for such purpose; the balance of such award, if any, shall be fairly and equitably apportioned between Owner and Management Company in accordance with their respective interests. The amount of any award received by Owner pursuant to Section 15.2.B and not applied to restoration of the Inn shall be deducted from the Priority Basis and the Loan Priority Basis at such time as the award is received by Owner. In addition, the Performance Termination Threshold shall be reduced by an amount equal to eight percent (8%) of such total amount (if any) of any award received by Owner pursuant to this Section 15.2.B which is not used to restore the Inn.


           C. In the event of any proceeding described in Section 15.2.A or 15.2.B, Owner and Management Company shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled; provided, however, that Management Company shall be entitled to retain the award or compensation it may obtain through proceedings which are conducted separately from those of Owner only if such award or compensation does not reduce the award or compensation otherwise available to Owner. (For this purpose, any award or compensation received by any Holder shall be deemed to be an award or compensation received by Owner).

     15.3  Force Majeure
           -------------

           A. The withdrawal or revocation of any License which is material to the operation of the Inn in accordance with the Residence Inn System Standards, where such withdrawal or revocation: (i) is not due to the fault of either Management Company or Owner, and (ii) is not otherwise within the reasonable control of either Management Company or Owner, shall not be an Event of Default under Article XVI of this Agreement. Management Company and Owner shall each, in good faith, use all commercially reasonable efforts (including the diligent pursuit of all available appeals), during the period of one hundred twenty (120) days after the date of such withdrawal or revocation, to have such License reinstated. If, notwithstanding such efforts, such License is not reinstated prior to the expiration of the aforesaid period of one hundred twenty (120) days, either Owner or Management Company shall have the right, at its option, to terminate this Agreement upon no less than sixty (60) days' notice to the other party; provided, however, that the terminating party must deliver such notice of Termination to the other party by no later than ninety (90) days after the expiration of such one hundred twenty (120) day period; and provided further, that no such Termination shall be effective if, prior to the effective date of such Termination, such License is reinstated or such withdrawal or revocation of such License is stayed.

           B. If an order, judgment or directive by a court or administrative body is issued, in connection with any legal or Litigation involving Owner, which order, judgement or directive restricts or prevents Management Company, in a material adverse manner, from operating the Inn in accordance with the Residence Inn System Standards, and which, in Management Company's reasonable opinion, will have a significant adverse effect upon operations of the Inn, Management Company shall be entitled, at its option, to terminate this Agreement upon sixty (60) days' written notice; provided, however, that Management Company shall (if it so elects) deliver such notice of Termination to Owner by no later than ninety (90) days after the issuance of such order, judgment or directive (or, if such order, judgment or directive is appealed, within ninety (90) days after the final disposition of such appeal).


                                  ARTICLE XVI

                                   DEFAULTS
                                   --------

     16.1  Definition of "Default"
           ----------------------
     Any one or more of the following shall constitute a "Default," to the extent permitted by applicable law:

           A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party, or the admission by either party that it is unable to pay its debts as they become due;

           B. The consent to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by either party;

           C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree's continuing unstayed and in effect for any period of ninety (90) days;

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

           D. The failure of either party to make any payment required to be made in accordance with the terms of this Agreement, as of the due date which is specified in this Agreement;

           E. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement.

     16.2  Definition of "Event of Default"
           -------------------------------

           A. Upon the occurrence of any Default by either party hereto (hereinafter referred to as the "defaulting party") under Section 16.1.A, B or C, such Default shall immediately and automatically, without the necessity of any notice to the defaulting party, constitute an "Event of Default" under this Agreement.

           B.  Upon the occurrence of any Default by a defaulting party under
Section 16.1.D, such Default shall constitute an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within ten (10) days after written notice from the non-defaulting party specifying such Default and demanding such cure.

           C.  Upon the occurrence of any Default by either party hereto under
Section 16.1.E, such Default shall constitute an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within thirty (30) days after written notice from the non-defaulting party and demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty
(30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty (30) day period of time or thereafter fails to diligently pursue such efforts to completion.

     16.3  Remedies Upon an Event of Default
           ---------------------------------

           A. Upon the occurrence of an Event of Default under the provisions of
Section 16.2, the non-defaulting party shall have the right to pursue any one or more of the

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

following courses of action: (i) in the event of a material breach by the defaulting party of its obligations under this Agreement, to terminate this Agreement by written notice to the defaulting party, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice; and provided further that, if the defaulting party is the employer of all or a substantial portion of the employees at the Inn, the foregoing period of thirty (30) days shall be extended to seventy-five (75) days (or such longer period of time as may be necessary under applicable Legal Requirements pertaining to termination of employment); (ii) to institute forthwith any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages; and (iii) to avail itself of any one or more of the other remedies described in this Section 16.3.

           B. Upon the occurrence of a Default by either party under the provisions of Section 16.1.D, the amount owed to the nondefaulting party shall accrue interest, at the Interest Rate, from and after the date on which such payment was originally due to the non-defaulting party.

           C. The rights granted hereunder are intended to be cumulative, and shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party (including, without limitation, injunctive relief and damages; provided that the satisfaction of damage awards against Owner shall be limited by the provisions of Section 16.4) by reason of applicable provisions of law or equity.

     16.4  Owner's Estate
           --------------

     Notwithstanding any other provision of this Agreement, in the event of any Event of Default by Owner pursuant to the terms of this Agreement, Management Company shall look only to Owner's estate and interest in the Site and the Inn (which shall for this purpose,

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

include (i) amounts deposited in the Operating Accounts and the FF&E Reserve, and (ii) accounts receivable) for the satisfaction of a money judgment against Owner resulting from such Event of Default, and no other property or assets of Owner, or of its partners, officers, directors, shareholders or principals, shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgment. Management Company's right to look to Owner's estate and interest in the Site and the Inn for satisfaction of such a money judgment against Owner shall survive Termination and shall not be affected by any one or more Sales of the Inn. Nothing contained in this Section 16.4 shall be deemed to affect or diminish Management Company's remedies under this Article XVI other than money damages against Owner (including, without limitation, Termination of this Agreement).


                                 ARTICLE XVII

                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

     17.1  Waiver
           ------

     The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     17.2  Partial Invalidity
           ------------------

     If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on

Management Company or Owner, or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.


                                 ARTICLE XVIII

                                  ASSIGNMENT
                                  ----------
     18.1  Assignment
           ----------

           A. Management Company shall not assign or transfer its management responsibilities under this Agreement without the prior written consent of Owner; provided, however, that Management Company shall have the right, without such consent, to: (i) assign its interest in this Agreement to any of its Affiliates and any such Affiliate shall be deemed to be the Management Company for the purposes of this Agreement, and (ii) sublease shops or grant Licenses or concessions at the Inn so long as the terms of any such subleases, Licenses or concessions are consistent with the provisions of Section 2.2 and provided further that Owner's consent shall be required prior to the execution by Management Company of any such lease, License or concession which (a) has a term of more than five (5) years, or (b) involves more than five hundred (500) square feet of space within the Inn. In the event of such an assignment by Management Company of its interest in this Agreement to an Affiliate, the Management
Company which is named in the Preamble to this Agreement:   (i) shall
automatically be deemed to guarantee the performance of such Affiliate under this Agreement; (ii) shall, at the request of Owner, execute a guaranty, in form and substance reasonably satisfactory to both parties, of the performance of such Affiliate under this Agreement (provided that the failure of Owner to obtain an executed guaranty pursuant to this clause (ii) shall not affect the validity or enforceability of the guaranty which is automatically created pursuant to clause (i); and provided further, that, when Owner does so receive an executed guaranty pursuant to this clause (ii), such executed guaranty shall be deemed to have superseded the guaranty described in clause (i) above); and (iii) shall make available to such Affiliate, in connection with the performance by such Affiliate under this Agreement, Management Company's skill, personnel, facilities and resources.

           B. Owner shall not assign or transfer its interest in this Agreement other than (i) in connection with a Sale of the Inn which complies with the provisions of Article XIX hereof; or (ii) as set forth in Section 18.1.C.

           C. Nothing contained herein shall prevent: (i) the collateral assignment of this Agreement by Owner as security for any Mortgage which complies with the provisions of Section 3.1; or (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of either party, provided that (x) if such transfer is by Owner, the provisions of Article XIX hereof shall be complied with, and (y) if such transfer is by Management Company, such transfer is being done as a part of a merger, consolidation, etc., of all or substantially all of the business which consists of managing the Residence Inn System.

           D. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement.

           E. An assignment (either voluntarily or by operation of law) by Owner of its interest in this Agreement (in compliance with Article XVIII) shall not relieve Owner from its obligations under this Agreement which accrued prior to the date of such assignment, but shall relieve Owner of such obligations accruing after such date, if the assignment complies with Section 18.1.B and if Management Company has received an assumption agreement executed by the assignee (in form and substance reasonably satisfactory to Management Company). An assignment (either voluntarily or by operation of law) by Management Company of its interest in this Agreement shall not relieve Management Company from its obligations under this Agreement, unless Owner so agrees in writing.

           F. Subject to the provisions of this Article XVIII, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives, or assigns of each of the parties hereto.


                                  ARTICLE XIX

                                SALE OF THE INN
                                ---------------
     19.1  Sale of the Inn
           ---------------

           A. Owner shall not enter in-to any Sale of the Inn to any individual or entity which: (i) does not have sufficient financial resources and liquidity to fulfill Owner's obligations under this Agreement; (ii) is in control of or controlled by persons who have been convicted of felonies involving moral turpitude in any state or federal court; or (iii) is engaged in the business of operating or franchising (as distinguished from owning) a branded hotel chain having five hundred (500) or more guest rooms in competition with Management Company. An individual or entity shall not be deemed to be in the business of operating hotels in competition with Management Company solely by virtue of (x) the ownership of such hotels, either directly or indirectly through subsidiaries, affiliates and partnerships, or (y) holding a Mortgage or Mortgages secured by one or more hotels. Notwithstanding the foregoing, if Owner or an Affiliate of Owner is a corporation whose shares are listed on a public stock exchange, and if a Sale of the Inn occurs as a result of purchases of such shares, through such public stock exchange, in sufficient quantities to cause a transfer of the "controlling interest" in Owner (as described in the definition of "Sale of the Inn"), and if such Sale of the Inn is not in compliance with the provisions of this Section 19.1.A, Management Company shall have the right, at its option, to terminate this Agreement by written notice to Owner (as more particularly described in Section 19.1.B), but such non-compliance with this
Section 19.1.A shall not be an Event of Default nor shall it subject Owner to claims for damages by Management Company pursuant to Article XVI.

           B. If Owner receives a bona fide written offer to enter into a Sale of the Inn, Owner shall give written notice thereof to Management Company, stating the name of the prospective purchaser or tenant, as the case may be. Such notice shall include appropriate information relating to such prospective purchaser or tenant demonstrating compliance with the provisions of Section 19.1.A together with such additional information as Management Company shall reasonably request. If Management Company decides that a Sale of the Inn to such prospective purchaser or tenant would violate the provisions of Section 19.1.A, Management Company shall so notify Owner by no later than thirty (30) days after receipt of such notice; provided, however, that any decision by Management Company regarding any such prospective purchaser or tenant shall not be binding if the information furnished by Owner pursuant to the preceding sentence is inaccurate. Concurrently with the finalization of such Sale of the Inn, the purchaser or tenant, as the case may be, shall, by appropriate instrument reasonably satisfactory to Management Company, assume all of Owner's obligations hereunder. An executed copy of such assumption agreement shall be delivered to Management Company. If the proposed Sale of the Inn would violate the provisions of Section 19.1.A, Owner will not enter into any agreement relating to such Sale of the Inn. However, if Owner does enter into such an agreement, Management Company shall have the right to terminate this Agreement by written notice to Owner, which notice will set an effective date for such Termination not earlier than thirty (30) days, nor more than one hundred twenty
(120) days, following the date of the giving of such notice. Management Company shall have the right to change such effective date of Termination to coincide with the date of the finalization of the proposed Sale of the Inn. At Management Company's election, said notice of Termination shall not be effective if such Sale of the Inn is not finalized. If such Termination by Management Company results from a Default by Owner under Section 19.1.A, such Termination shall not relieve Owner (except as otherwise set forth to the contrary in the last sentence of Section 19.1.A) of liability to Management Company for such Default.

           C. In connection with the possibility of a Sale of the Inn achieved by means of a transfer of the controlling interest in Owner, Owner, upon written request of Management Company, shall (unless Owner is a publicly-traded corporation which is registered under Section 12 or Section 15 of the Securities Act of 1934) furnish Management Company with a list of the names and addresses of the owners of the capital stock, (but only those owners which hold an ownership interest of thirty percent (30%) or more), or the partnership interests (both (i) general partner, and (ii) any limited partner holding an ownership interest of thirty percent (30%) or more), or other ownership interests in Owner. In addition, Owner shall notify Management Company of any transaction or series of transactions in which Owner reduces its ownership interest in the Inn below fifty percent (50%) or in which the former controlling interest in Owner is reduced below fifty percent (50%). Management Company agrees to use diligent efforts to keep all such lists confidential in accordance with the provisions of Section 12.4.

           D. It is understood that no Sale of the Inn (which is otherwise in compliance with the provisions of this Article XIX) shall reduce or otherwise affect: (i) the current level of Working Capital; (ii) the current amount deposited in the FF&E Reserve; or (iii) any of the Operating Accounts maintained by Management Company pursuant to this Agreement. If, in connection with any Sale of the Inn, the selling Owner intends to withdraw, for its own use, any of the cash deposits described in the preceding sentence, the selling Owner must obtain the contractual obligation of the buying Owner to replenish those deposits (in the identical amounts) simultaneously with such withdrawal. The selling Owner is hereby contractually obligated to Management Company to ensure that such replenishment in fact occurs. The obligations described in this
Section 19.1.D shall survive such Sale of the Inn and shall survive Termination.

           E. Management Company shall have the right to terminate this Agreement, on thirty (30) days' written notice, if title to or possession of the Inn is transferred by judicial or administrative process (including, without limitation, a Foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which would not qualify as a permitted transferee under clause (i), (ii) or (iii) of Section 19.1.A, regardless of whether or not such transfer is the voluntary action of the transferring Owner, or whether (under applicable law) the Owner is in fact the transferor; provided, however, that Management Company shall not have the right to so terminate this Agreement based on the assertion that a Qualified Lender fails to so qualify as a permitted transferee under said clauses (i),
(ii) or (iii) of Section 19.1.A.


                                  ARTICLE XX

                                 MISCELLANEOUS
                                 -------------

     20.1  Right to Make Agreement
           -----------------------

           A. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall: (i) violate any provision of law or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; (ii) result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound to the extent that the remedies for such breach or default would have a material adverse effect on such party's ability to perform under this Agreement; or (iii) require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the Term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

           B. Each party agrees that it will, as of the Effective Date, provide the other party with: (i) certified copies of the applicable resolutions of its board of directors (if it is a corporation), or written authorization by all general partners (if it is a partnership) or other appropriate documentation establishing its authority to execute this Agreement; and (ii) such opinions of counsel as the other party shall reasonably request regarding the matters described in this Section 20.1.

     20.2  Consents
           --------

     Wherever in this Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall (except to the extent that such consent or approval is specifically designated as being "within the discretion" of a party, or words to that effect, in the applicable provision) not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Management Company fails to respond within thirty
(30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given.

     20.3  Agency
           ------

     The relationship of Owner and Management Company shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Management Company's agency established by this Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the Term of this Agreement, except as provided in Section 4.3 and in Articles XV or XVI. Notwithstanding the agency relationship created by this Agreement, except to the extent specifically set forth to the contrary in Section 20.12, nothing contained herein shall prohibit, limit or restrict Management Company or any of its Affiliates from developing, owning, operating, leasing, managing or franchising hotels in the market area where the Inn is located.

     The agency coupled with an interest herein was created by a complex, single, integrated transaction between Marriott Corporation (the parent corporation of Owner and Management Company as of the Effective Date) and its subsidiaries whereby Marriott Corporation and its subsidiaries developed, constructed, own and manage the Hotel. This agency is further intended to provide security for the covenants, promises and guarantees herein. The agency was purchased for valuable consideration, and is not terminable except as specifically allowed by the express provisions of this Agreement. The parties intend for this agency to be coupled with an interest, waive any right to claim it is terminable at will, and further agree to be equitably estopped from asserting that the agency is not coupled with an interest.

     20.4  Confidentiality
           ---------------

     The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that such matters are not disclosed to any outside person or entities (including the press) without the written consent of the other party; provided, however, that such consent will not be required with respect to: (i) legally required filings and other disclosures mandated by Legal Requirements; and (ii) in the case of Owner, disclosure to any Qualified Lender or prospective Qualified Lender, or to prospective purchasers of the Inn (subject to the provisions of Section 20.5, if applicable).

     20.5  Equity Offerings
           ----------------

     No reference to Management Company or to any of its Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (herein collectively referred to as the "Prospectus"), issued by Owner or one of its Affiliates, which is designed to interest potential investors in the Inn, unless Management Company has previously received a copy of all such references. However, regardless of whether Management Company does or does not so receive a copy of all such references, neither Management Company nor any of its Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Management Company agrees in advance, the Prospectus will not include: (i) any Proprietary Mark; or (ii) except as required by applicable securities laws, the text of this Agreement. Owner shall be entitled, however, to include in the Prospectus an accurate summary of this Agreement; If there are no Legal Requirements pursuant to which such information must be disclosed, appropriate measures shall be taken to ensure that entities or individuals receiving such Prospectus shall acknowledge the confidentiality of such information. Owner shall indemnify, defend and hold Management Company and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of Litigation) arising out of any Prospectus or the offering described therein.

     20.6  Applicable Law
           --------------
     This Agreement shall be construed under and shall be governed by the laws of the state where the Inn is located.

     20.7  Recordation
           -----------

     The terms and provisions of this Agreement shall run with the land designated as the Site, and with Owner's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute an appropriate memorandum of this Agreement in recordable form and cause the same to be recorded in the jurisdiction where the Inn is located. Any cost of such recordation shall be borne by Management Company.

     20.8  Headings
           --------

     Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

     20.9  Notices
           -------

     Notices, statements and other communications to be given under the terms of this Agreement shall be in writing, and shall be either: (i) delivered by hand against receipt; or (ii) sent by certified or registered mail, postage prepaid, return receipt requested or (iii) sent by either a nationally utilized overnight delivery service or by "facsimile" machine (provided that, in either case, a confirmatory copy is thereafter sent by certified or registered mail):

     To Owner:
     --------

           c/o Host Marriott, Inc.
           10400 Fernwood Road
           Bethesda, Maryland 20817
           Attn:  Law Department

     with a copy to:
     --------------

           c/o Host Marriott, Inc.
           10400 Fernwood Road
           Bethesda, Maryland 20817
           Attn:  Asset Management Department 72-lAD-2

     To Management Company:
     ---------------------

           Residence Inn by Marriott, Inc.
           c/o Marriott International, Inc.
           10400 Fernwood Road
           Bethesda, Maryland 20817
           Attn:  Law Department - Hotel Operations

           Residence Inn by Marriott, Inc.
           c/o Marriott International, Inc.
           10400 Fernwood Road
           Bethesda, Maryland 20817
           Attn:  Residence Inn, Vice President, Finance

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed, as described above, shall be deemed to have been served as of three (3) business days after said posting.

    20.10  Environmental Matters
           ---------------------

           A. Management Company shall indemnify, defend and hold Owner and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of Litigation) arising from the placing, discharge, leakage, use or storage of Hazardous Materials, in violation of applicable

Environmental Laws, on the Site or in the Inn by Management Company's employees, representatives or agents during the Term of this Agreement. Regardless of whether or not a given Hazardous Material is permitted on the Site under applicable Environmental Law, Management Company shall only bring on the Site such Hazardous Materials as are needed in the normal course of business of the Inn.

           B. In the event of the discovery of Hazardous Materials on any portion of the Site or in the Inn during the Term of this Agreement, Owner shall (except to the extent such removal is Management Company's responsibility pursuant to Section 20.10.A) promptly remove (if required by applicable Environmental Law) such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. Owner shall (except to the extent that the removal of such Hazardous Materials is Management Company's responsibility pursuant to Section 20.10.A) indemnify, defend and hold Management Company and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of Litigation) arising from the presence of Hazardous Materials on the Site or in the Inn.

           C. All costs and expenses of the removal of Hazardous Materials from the Site or the Inn pursuant to Section 20.10.B, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Management Company pursuant to the indemnity set forth in the last sentence of Section 20.10.B, shall be paid by Owner from its own funds, not as a Deduction nor from the FF%E Reserve, and shall be treated as an expenditure by Owner pursuant to Section 8.3.

    20.11  Estoppel Certificates
           ---------------------

     Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (i) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications that the same, as modified, is in full force and effect and stating the modifications); (ii) stating whether or not to the best knowledge of the certifying party (a) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (b) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; and (iii) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. The obligations set forth in this Section 21.11 shall survive Termination (that is, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated).

     20.12 Trade Area Restriction
           ----------------------

     Neither Management Company nor any of its Affiliates shall own, build, franchise, manage or operate any Restricted Inn, under the "Residence Inn by Marriott" or "Residence Inn" brand name, within the Restricted Area during the period from the Effective Date through the sixth (6th) anniversary of the Effective Date.

     20.13 Arbitration
           -----------

           A. In the event of a dispute between Owner and Management Company with respect to any issue of fact specifically mentioned herein as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Section 20.13.

           B. Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

           C. Owner and Management Company shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either Owner or Management Company shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Owner and Management Company, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

           D.  The decision of the arbitrators shall be rendered within thirty
(30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Owner and one to Management Company. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

     20.14 Entire Agreement
           ----------------

     This Agreement, together with other writings signed by the parties which are expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties, and supersedes all prior written and oral understandings. This Agreement may be amended only by a writing signed by both parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Attest:                               OWNER:
                                      HMH PROPERTIES, INC.


_____________________________         By:  _________________________________
Assistant Secretary                        Vice President



Attest:                               MANAGER:
                                      RESIDENCE INN BY MARRIOTT, INC.


_____________________________         By:  _________________________________
Assistant Secretary                        Vice President

                      EXHIBIT "A" TO MANAGEMENT AGREEMENT


                Location of Inn; Legal Description of the Site
                ----------------------------------------------

                                 EXHIBIT "A-1"

         Number of Suites and Brief Description of Facilities: Priority Basis; Performance Termination Threshold: Loan Priority Basis
       (number set forth in (i) of Definition): Revenue Index Threshold:
       -----------------------------------------------------------------

                                 EXHIBIT "A-1"


                           RESIDENCE INN BY MARRIOTT


Priority Basis

Loan Priority Basis

Performance Termination Threshold

Revenue Index

Number of Rooms

Brief Description of Facilities:
--------------------------------

                      EXHIBIT "B" TO MANAGEMENT AGREEMENT

                      Form of Accounting Period Statement
                      -----------------------------------

                                   EXHIBIT B

                       HOST MARRIOTT MANAGEMENT AGREEMENT

             Form of Accounting Period Statement for Residence Inn


                                                     Period    Last Year
                                                     ------    ---------

Average Rate
Occupancy Rate

Gross Revenue                                        ------    ---------

House Profit                                         ------    ---------

Less:

     Base Management Fee
     Residence Inn System Fee
     Chain Services
     Property Tax
     Repairs and Equipment Reserve
     Other Investment Factors                        ------    ----------

Operating Profit
Less:  Incentive Management Fee                      ------    ----------


Partnership Profit                                   ------    ----------

Cash Due from (to) Management Company:
-------------------------------------
Year-to-Date Cash from Operations
Less:  Cash Paid by Management Company Year-to-Date     __________
Amount Due from (to) Management Company                 __________


The above is the interim accounting of operations for the fiscal period ended
__________.

Sincerely,


Residence Inn Management Corporation

                      EXHIBIT "C" TO MANAGEMENT AGREEMENT


                            [INTENTIONALLY DELETED]
                            ----------------------

                      EXHIBIT "D" TO MANAGEMENT AGREEMENT


                             Map of Restricted Area
                             ----------------------

                     EXHIBIT "D-1" TO MANAGEMENT AGREEMENT


                    Narrative Description of Restricted Area
                    ----------------------------------------

                             TRADE AREA RESTRICTION
                             ----------------------


PRODUCT:      Residence Inn

STATE:

METRO AREA:

MARKET:


RECOMMENDED TRADE AREA FALLS WITHIN THE FOLLOWING BOUNDARIES:

NORTH:

SOUTH:

EAST:

WEST:


SPECIFIC EXCLUSIONS:



COMMENTS:

                      EXHIBIT "E" TO MANAGEMENT AGREEMENT


  Proprietary Marks which will remain the property of Owner after Termination
  ---------------------------------------------------------------------------




                                 NOT APPLICABLE

                      EXHIBIT "F" TO MANAGEMENT AGREEMENT



                      Title Encumbrances; Existing CC&R's
         (separately describing those charges thereunder which will be treated as capital expenditures under Section 8.03)
       Existing Ground Lease (if applicable); Existing Mortgages (if any)
       ------------------------------------------------------------------